Exhibit 99.1

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE SOUTHERN DISTRICT OF TEXAS

HOUSTON DIVISION

§
In re:	§	Chapter 11
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IHEARTMEDIA, INC., et al.,[1]	§	Case No. 18-31274 (MI)
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Debtors.	§	(Jointly Administered)
§

FINDINGS OF FACT, CONCLUSIONS OF LAW,

AND ORDER CONFIRMING THE MODIFIED FIFTH AMENDED JOINT

CHAPTER 11 PLAN OF REORGANIZATION OF IHEARTMEDIA, INC. AND ITS

DEBTOR AFFILIATES PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE

The above-captioned debtors and debtors in possession (collectively, the “Debtors”), having:2

a.

commenced the above-captioned chapter 11 cases (the “Chapter 11 Cases”) by filing voluntary petitions for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) on March 14, 2018 (the “Petition Date”);

b.	continued to operate their businesses and manage their properties as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code;

c.

filed, on April 28, 2018, (i) the Joint Chapter 11 Plan of Reorganization of iHeartMedia, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 551], which plan and related documents were subsequently amended; and (ii) the Disclosure Statement Relating to the Joint Chapter 11 Plan of Reorganization of iHeartMedia, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 552], which disclosure statement and related documents were subsequently amended;

[1]

Due to the large number of Debtors in these chapter 11 cases, for which joint administration has been granted, a complete list of the Debtors and the last four digits of their tax identification, registration, or like numbers is not provided herein. A complete list of such information may be obtained on the website of the Debtors’ claims, noticing, and solicitation agent at https://cases.primeclerk.com/iheartmedia. The location of Debtor iHeartMedia, Inc.’s principal place of business and the Debtors’ service address is: 20880 Stone Oak Parkway, San Antonio, Texas 78258.

[2]

Unless otherwise noted, capitalized terms not defined in this Findings of Fact, Conclusions of Law, and Order Confirming the Modified Fifth Amended Joint Chapter 11 Plan of Reorganization of iHeartMedia, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code (this “Confirmation Order”) shall have the meanings ascribed to them in the Plan (as defined herein). The rules of interpretation set forth in Article I.B of the Plan shall apply to this Confirmation Order.

d.

filed, on June 21, 2018, an amended Disclosure Statement Relating to the Joint Chapter 11 Plan of Reorganization of iHeartMedia, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 982];

e.

filed, on June 22, 2018, the Debtors’ Motion for Entry of an Order (I) Approving the Adequacy of the Disclosure Statement, (II) Approving the Solicitation and Notice Procedures With Respect to Confirmation of the Debtors’ Proposed Joint Plan of Reorganization, (III) Approving the Forms of Ballots and Notices in Connection Therewith, (IV) Scheduling Certain Dates With Respect Thereto, and (V) Granting Related Relief [Docket No. 997];

f.	filed, on August 5, 2018, the Amended Joint Chapter 11 Plan of Reorganization of iHeartMedia, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 1213];

g.

filed, on August 23, 2018, (i) the Second Amended Joint Chapter 11 Plan of Reorganization of iHeartMedia, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 1301]; (ii) a proposed Order (I) Approving the Adequacy of the Disclosure Statement, (II) Approving the Solicitation and Notice Procedures With Respect to Confirmation of the Debtors’ Proposed Joint Plan of Reorganization, (III) Approving the Forms of Ballots and Notices in Connection Therewith, (IV) Scheduling Certain Dates With Respect Thereto, and (V) Granting Related Relief [Docket No. 1302]; and (iii) the Disclosure Statement Relating to the Second Amended Joint Chapter 11 Plan of Reorganization of iHeartMedia, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 1304];

h.

filed, on August 28, 2018, (i) the Disclosure Statement Relating to the Third Amended Joint Chapter 11 Plan of Reorganization of iHeartMedia, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 1347]; (ii) the Third Amended Joint Chapter 11 Plan of Reorganization of iHeartMedia, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 1348]; and (iii) Exhibit H of the Disclosure Statement Relating to the Third Amended Joint Chapter 11 Plan of Reorganization of iHeartMedia, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 1349];

i.

filed, on September 12, 2018, (i) the Fourth Amended Joint Chapter 11 Plan of Reorganization of iHeartMedia, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 1441]; and (ii) the Disclosure Statement Relating to the Fourth Amended Joint Chapter 11 Plan of Reorganization of iHeartMedia, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 1445];

j.

filed, on September 13, 2018, the proposed Order (I) Approving the Adequacy of the Disclosure Statement, (II) Approving the Solicitation and Notice Procedures With Respect to Confirmation of the Debtors’ Proposed Joint Plan of Reorganization, (III) Approving the Forms of Ballots and Notices in Connection Therewith, (IV) Scheduling Certain Dates With Respect Thereto, and (V) Granting Related Relief [Docket No. 1452];

k.

filed, on September 18, 2018, (i) an amended Disclosure Statement Relating to the Fourth Amended Joint Chapter 11 Plan of Reorganization of iHeartMedia, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 1467]; (ii) the proposed Order (I) Approving the Adequacy of the Disclosure Statement, (II) Approving the Solicitation and Notice Procedures With Respect to Confirmation of the Debtors’ Proposed Joint Plan of Reorganization, (III) Approving the Forms of Ballots and Notices in Connection Therewith, (IV) Scheduling Certain Dates With Respect Thereto, and (V) Granting Related Relief [Docket No. 1468]; and (iii) an amended Fourth Amended Joint Chapter 11 Plan of Reorganization of iHeartMedia, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 1469].

l.

filed, on September 20, 2018, (i) a further amended Disclosure Statement Relating to the Fourth Amended Joint Chapter 11 Plan of Reorganization of iHeartMedia, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 1474]; and (ii) a proposed Order (I) Approving the Adequacy of the Disclosure Statement, (II) Approving the Solicitation and Notice Procedures With Respect to Confirmation of the Debtors’ Proposed Joint Plan of Reorganization, (III) Approving the Forms of Ballots and Notices in Connection Therewith, (IV) Scheduling Certain Dates With Respect Thereto, and (V) Granting Related Relief [Docket No. 1476];

m.

filed, on September 20, 2018, (i) a proposed Order (I) Approving the Adequacy of the Disclosure Statement, (II) Approving the Solicitation and Notice Procedures With Respect to Confirmation of the Debtors’ Proposed Joint Plan of Reorganization, (III) Approving the Forms of Ballots and Notices in Connection Therewith, (IV) Scheduling Certain Dates With Respect Thereto, and (V) Granting Related Relief [Docket No. 1478]; (ii) the solicitation version of the Fourth Amended Joint Chapter 11 Plan of Reorganization of iHeartMedia, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 1482]; and (iii) the solicitation version of the Disclosure Statement Relating to the Fourth Amended Joint Chapter 11 Plan of Reorganization of iHeartMedia, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 1484] (the “Disclosure Statement”);

n.

filed, on October 10, 2018, (i) the Fifth Amended Joint Chapter 11 Plan of Reorganization of iHeartMedia, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 1605]; (ii) the Disclosure Statement Supplement Relating to the Fifth Amended Joint Chapter 11 Plan of Reorganization of iHeartMedia, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 1606]; and (iii) the Debtors’ Emergency Motion for Entry of an Order (I) Approving the Debtors’ Continued Solicitation of the Fifth Amended Plan and the Adequacy of the Supplemental Disclosure in Connection Therewith, (II) Modifying Certain Deadlines and Procedures in Connection with Plan Confirmation, (III) Approving the Form of Ballot in Connection Therewith, and (IV) Granting Related Relief [Docket No. 1607];

o.

filed, on October 17, 2018, (i) an amended Fifth Amended Joint Chapter 11 Plan of Reorganization of iHeartMedia, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 1626]; and (ii) an amended Disclosure Statement Supplement Relating to the Fifth Amended Joint Chapter 11 Plan of Reorganization of iHeartMedia, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 1627];

p.

filed, on October 18, 2018, (i) the solicitation version of the Fifth Amended Joint Chapter 11 Plan of Reorganization of iHeartMedia, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 1632]; and (ii) the solicitation version of the Disclosure Statement Supplement Relating to the Fifth Amended Joint Chapter 11 Plan of Reorganization of iHeartMedia, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 1633] (the “Disclosure Statement Supplement”);

q.

caused solicitation materials and notice of the deadline for objecting to confirmation of the Plan to be distributed by September 28, 2018, and continuing thereafter, consistent with the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”), the Disclosure Statement Order (as defined herein), and the Disclosure Statement Supplement Order (as defined herein), which orders also approved, among other things, solicitation procedures (the “Solicitation Procedures”) and related notices, forms, ballots, and master ballots (collectively, the “Solicitation Packages”), as evidenced by, among other things, the Affidavits of Service for Mailings for the Period from September 22, 2018 through September 28, 2018, filed on October 5, 2018 [Docket No. 1582] and the Affidavits of Service for Mailings for the Period from October 20, 2018 through October 26, 2018, filed on October 31, 2018 [Docket No. 1728];

r.

caused notice of the Confirmation Hearing (the “Confirmation Hearing Notice”) to be published on October 4, 2018 in USA Today, as evidenced by the Affidavits of Service for Mailings for the Period from September 24, 2018 through October 5, 2018, filed on October 10, 2018 [Docket No. 1600];

s.

filed, on November 2, 2018, the Plan Supplement for the Fifth Amended Joint Chapter 11 Plan of Reorganization of iHeartMedia, Inc. And Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 1781], which included the following documents: (a) the Restructuring Transactions Memorandum; (b) the New ABL Credit Agreement Term Sheet; (c) the Assumed Executory Contract and Unexpired Lease List; (d) the Rejected Executory Contract and Unexpired Lease List; and (e) the Schedule of Retained Causes of Action (collectively, the “First Plan Supplement”);

t.

filed, on November 16, 2018, the Amended Plan Supplement for the Fifth Amended Joint Chapter 11 Plan of Reorganization of iHeartMedia, Inc. And Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 1929], which included the following documents: (a) the New Corporate Governance Documents; (b) the New Debt Agreements; (c) the Assumed Executory Contract and Unexpired Lease List; (d) the Preferred Stock Term Sheet; (e) the Post-Emergence Equity Incentive Program Term Sheet; and (f) the New Boards (collectively, the “Second Plan Supplement”);

u.

filed, on December 4, 2018, the Declaration of Christina Pullo of Prime Clerk LLC Regarding the Solicitation of Votes and Tabulation of Ballots Cast on the Fifth Amended Joint Chapter 11 Plan of Reorganization of iHeartMedia, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 2116] (the “Original Voting Certification”);

v.

filed, on December 17, 2018, the Modified Fifth Amended Joint Chapter 11 Plan of Reorganization of iHeartMedia, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 2207];

w.

filed, on December 17, 2018, the Settlement Agreement Among the Debtors, CCOH, the Sponsor Entities, the Delaware Individual Defendants, and the Settling Plaintiffs [Docket No. 2212] (the “CCOH Separation Settlement Agreement”);

x.

filed, on December 20, 2018, the Second Amended Plan Supplement for the Modified Fifth Amended Joint Chapter 11 Plan of Reorganization of iHeartMedia, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 2245], which included the Assumed Executory Contract and Unexpired Lease List (the “Third Plan Supplement”);

y.

filed, on December 20, 2018, the Supplemental Declaration of Christina Pullo of Prime Clerk LLC Regarding the Solicitation of Votes and Tabulation of Ballots Cast on the Modified Fifth Amended Joint Chapter 11 Plan of Reorganization of iHeartMedia, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 2246] (together with the Original Voting Certification, the “Voting Certifications”);

z.	filed, on January 7, 2019, the Debtors’ Memorandum of Law In Support of Confirmation of the Joint Chapter 11 Plan [Docket No. 2365] (the “Confirmation Brief”);

aa.

filed, on January 7, 2019, the Declaration of Charles H. Cremens in Support of Confirmation of the Modified Fifth Amended Joint Chapter 11 Plan of Reorganization of iHeartMedia, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 2367];

bb.

filed, on January 7, 2019, the proposed Findings of Fact, Conclusions of Law, and Order Confirming the Modified Fifth Amended Joint Chapter 11 Plan of Reorganization of iHeartMedia, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 2371];

cc.	filed, on January 17, 2019, the Notice of Filing of Legacy Notes Settlement Term Sheet [Docket No. 2476];

dd.

filed, on January 21, 2019, the Third Amended Plan Supplement for the Modified Fifth Amended Joint Chapter 11 Plan of Reorganization of iHeartMedia, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 2515], which included the Special Warrant Agreement (together with the First, Second, and Third Plan Supplements, collectively, the “Plan Supplement”)

ee.

filed, on January 21, 2019, the revised Modified Fifth Amended Joint Chapter 11 Plan of Reorganization of iHeartMedia, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 2516];

ff.

filed, on January 21, 2019, the revised proposed Findings of Fact, Conclusions of Law, and Order Confirming the Modified Fifth Amended Joint Chapter 11 Plan of Reorganization of iHeartMedia, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 2517] (the “Proposed Confirmation Order”);

gg.

filed, on January 22, 2019, the further revised Modified Fifth Amended Joint Chapter 11 Plan of Reorganization of iHeartMedia, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 2521] (the “Plan”);

and this Bankruptcy Court having:

a.	entered an order authorizing the joint administration of the Chapter 11 Cases in accordance with Bankruptcy Rule 1015(b) [Docket No. 76];

b.

entered the Order (I) Approving the Adequacy of the Disclosure Statement, (II) Approving the Solicitation and Notice Procedures With Respect to Confirmation of the Debtors’ Proposed Joint Plan of Reorganization, (III) Approving the Forms of Ballots and Notices in Connection Therewith, (IV) Scheduling Certain Dates With Respect Thereto, and (V) Granting Related Relief [Docket No. 1481] (the “Disclosure Statement Order”);

c.

entered the Order (I) Approving the Debtors’ Continued Solicitation of the Fifth Amended Plan and the Adequacy of the Supplemental Disclosure in Connection Therewith, (II) Modifying Certain Deadlines and Procedures in Connection with Plan Confirmation, (III) Approving the Form of Ballots in Connection Therewith, and (IV) Granting Related Relief [Docket No. 1631] (the “Disclosure Statement Supplement Order”);

d.	set November 16, 2018, at 5:00 p.m., prevailing Central Time, as the deadline for voting on the Plan;

e.	set November 28, 2018, at 5:00 p.m., prevailing Central Time, as the deadline for filing objections to the Plan (the “Plan Objection Deadline”);

f.	set January 9, 2019, as the date by which the Legacy Notes Trustee must file any supplemental confirmation objection related to the CCOH Plan and Separation Settlement;

g.

set December 11, 2018, at 9:00 a.m.; December 17, 2018 at 2:30 p.m.; January 10, 2019 at 9:00 a.m.; January 17, 2019 at 9:00 a.m.; and January 22, 2019 at 8:30 a.m. (all times prevailing Central Time) as the dates and times for the Confirmation Hearing pursuant to Bankruptcy Rules 3017 and 3018 and sections 1126, 1128, and 1129 of the Bankruptcy Code;

h.

published the Memorandum Opinion in the Springing Lien Adversary Proceeding holding that the springing lien has not been triggered and denying the relief sought by the Legacy Notes Trustee [Docket No. 263] (the “Springing Lien Opinion”);

i.	entered the Judgment on January 15, 2019, denying all relief sought by the Legacy Notes Trustee in the Springing Lien Adversary Proceeding [Docket No. 264] (the “Springing Lien Judgment”);

j.

reviewed the Plan, the Plan Supplement, the Disclosure Statement, the Disclosure Statement Supplement, the Confirmation Brief, the Voting Certifications, and all pleadings, exhibits, statements, responses, and comments regarding Confirmation, including all objections, statements, and reservations of rights filed by parties in interest on the docket of the Chapter 11 Cases;

k.	held the Confirmation Hearing;

l.	heard the statements, arguments, and objections made by counsel in respect of Confirmation;

m.	considered all testimony, documents, filings, and other evidence admitted at Confirmation; and

n.	overruled any and all objections to the Plan and to Confirmation and all statements and reservations of rights not consensually resolved or withdrawn unless otherwise indicated herein.

NOW, THEREFORE, the Bankruptcy Court having found that notice of the Confirmation Hearing and the opportunity for any party in interest to object to Confirmation has been adequate and appropriate as to all parties affected or to be affected by the Plan and the transactions contemplated thereby, and the legal and factual bases set forth in the documents filed in support of Confirmation and all evidence proffered or adduced by counsel at the Confirmation Hearing establish just cause for the relief granted herein; and after due deliberation thereon and good cause appearing therefor, the Bankruptcy Court hereby makes and issues the following Findings of Fact and Conclusions of Law and Orders:

I. FINDINGS OF FACT AND CONCLUSIONS OF LAW

IT IS HEREBY DETERMINED FOUND, ADJUDGED, DECREED, AND ORDERED THAT:

A.	Findings and Conclusions.

1.    The findings and conclusions set forth herein and on the record of the Confirmation Hearing constitute the Bankruptcy Court’s findings of fact and conclusions of law pursuant to Bankruptcy Rule 7052, made applicable to this proceeding by Bankruptcy Rule 9014. To the extent any of the following findings of fact constitute conclusions of law, they are adopted as such. To the extent any of the following conclusions of law constitute findings of fact, they are adopted as such.

B.	Jurisdiction, Venue, Core Proceeding (28 U.S.C. §§ 157(b) and 1334).

2.    The Bankruptcy Court has jurisdiction over the Chapter 11 Cases pursuant to 28 U.S.C. § 1334. Confirmation of the Plan is a core proceeding pursuant to 28 U.S.C. § 157(b), and the Bankruptcy Court has jurisdiction to enter a Final Order determining that the Plan complies with the applicable provisions of the Bankruptcy Code and should be confirmed. Venue is proper before the Bankruptcy Court pursuant to 28 U.S.C. §§ 1408 and 1409.

C.	Eligibility for Relief.

3.    The Debtors are entities eligible for relief under section 109 of the Bankruptcy Code.

D.	No Appointment of a Trustee or Examiner.

4.    No request for the appointment of a trustee or examiner has been made in the Chapter 11 Cases.

E.	Appointment of the Committee.

5.    On March 21, 2018, the U.S. Trustee appointed the Committee to represent the interests of the unsecured creditors of the Debtors in the Chapter 11 Cases [Docket No. 244].

F.	Judicial Notice.

6.    This Bankruptcy Court takes judicial notice of all orders entered, and all evidence and arguments made, proffered, or adduced at the hearings held before this Bankruptcy Court during the pendency of the Chapter 11 Cases.

G.	Notice and Transmittal of Solicitation Materials; Adequacy of Solicitation Notices.

7.    The Plan, the Disclosure Statement, the Disclosure Statement Order, the Disclosure Statement Supplement, the Disclosure Statement Supplement Order, the ballots for voting on the Plan (the “Ballots”), the Confirmation Hearing Notice, the Plan Supplement, and the other materials distributed by the Debtors in connection with Confirmation of the Plan (collectively, the “Confirmation Materials”) were transmitted and served in compliance with the Bankruptcy Rules, including Bankruptcy Rules 3017 and 3018, with the Bankruptcy Local Rules for the Southern District of Texas (the “Bankruptcy Local Rules”), with the procedures set forth in the Disclosure Statement Order and Disclosure Statement Supplement Order, and with all other applicable rules, laws, and regulations. Notice of the Confirmation Hearing was appropriate and satisfactory based upon the circumstances of the Debtors’ Chapter 11 Cases. The transmittal and service of the Confirmation Materials complied with the approved Solicitation Procedures, was appropriate and satisfactory based upon the circumstances of the Chapter 11 Cases, was conducted in good faith, and was in compliance with the provisions of the Bankruptcy Code, the Bankruptcy Rules, the Bankruptcy Local Rules, and any other applicable rules, laws, and regulations. Because such transmittal and service were adequate and sufficient, no other or further notice is necessary or shall be required.

H.	Voting.

8.    On December 4, 2018 and December 20, 2018, the Debtors filed the Claims, Noticing, and Solicitation Agent’s Voting Certifications with the Bankruptcy Court. As evidenced by the Voting Certifications, votes to accept or reject the Plan have been solicited and tabulated fairly, in good faith, and in a manner consistent with the Bankruptcy Code, the Bankruptcy Rules, the Bankruptcy Local Rules, and the Solicitation Procedures.

I.	Good Faith Solicitation (11 U.S.C. § 1125(e)).

9.    Based on the record before the Bankruptcy Court in the Chapter 11 Cases, (a) the Debtors, (b) the Consenting Stakeholders, (c) the Consenting Legacy Noteholders, (d) with respect to each of the foregoing Entities in clauses (a) through (c), the manager, management company, or investment advisor of any of the foregoing, and each of such Entities’ respective current and former Affiliates, predecessors, successors, assigns, subsidiaries, managed accounts or funds, and (e) with respect to each of the foregoing Entities (a) through (d), such Entities’ current and former directors, managers, officers, equity holders (regardless of whether such interests are held directly or indirectly), principals, members, employees, independent contractors, management companies, fund advisors, advisory board members, partners, representatives, attorneys, accountants, financial advisors, investment bankers, consultants, agents, restructuring advisors, and other professionals, each in their capacity as such, have acted in “good faith” within the meaning of section 1125(e) of the Bankruptcy Code and in compliance with the applicable provisions of the Solicitation Procedures, the Bankruptcy Code, the Bankruptcy Rules, and the Bankruptcy Local Rules in connection with all of their respective activities relating to the solicitation of acceptances to the Plan, their participation in the Chapter 11 Cases, and the activities described in section 1125 of the Bankruptcy Code and therefore are entitled to the protections afforded by section 1125(e) of the Bankruptcy Code.

J.	Plan Supplement.

10.    The filing and notice of the Plan Supplement were proper and in accordance with the Plan, the Bankruptcy Code, the Bankruptcy Rules, the Disclosure Statement Order, and the Disclosure Statement Supplement Order, and no other or further notice is or shall be required.

K.	Modifications to the Plan.

11.    Pursuant to section 1127 of the Bankruptcy Code, any modifications to the Plan since the commencement or continuation of solicitation described or set forth herein, including with respect to the CCOH Plan and Separation Settlement and the Legacy Notes Plan Settlement, constitute technical changes or changes with respect to particular Claims made pursuant to the agreement of the Holders of such Claims and do not materially affect the treatment of any other Claims or Interests. Pursuant to Bankruptcy Rule 3019, these modifications do not require additional disclosure under section 1125 of the Bankruptcy Code or the resolicitation of votes under section 1126 of the Bankruptcy Code, nor do they require that the Holders of Claims or Interests be afforded an opportunity to change previously cast acceptances or rejections of the Plan.

12.    This Confirmation Order contains modifications to the Plan that were made to address objections and informal comments received from various parties in interest. Modifications to the Plan since the entry of the Disclosure Statement Order and the Disclosure Statement Supplement Order are consistent with the provisions of the Bankruptcy Code. The disclosure of any Plan modifications prior to or on the record at the Confirmation Hearing constitutes due and sufficient notice of any and all Plan modifications. The Plan as modified shall constitute the Plan submitted for Confirmation.

L.	Objections.

13.    To the extent that any objections, reservations of rights, statements, or joinders to Confirmation have not been resolved, withdrawn, waived, or settled prior to entry of this Confirmation Order or otherwise resolved herein or as stated on the record of the Confirmation Hearing, they are hereby overruled on the merits based on the record before this Bankruptcy Court.

M.	Burden of Proof.

14.    The Debtors, as the proponents of the Plan, have met their burden of proving the elements of section 1129(a) of the Bankruptcy Code by a preponderance of the evidence.

N.	Bankruptcy Rule 3016.

15.    The Plan is dated and identifies the Debtors as the Plan proponents, thereby satisfying Bankruptcy Rule 3016(a). The filing of the Disclosure Statement and the Disclosure Statement Supplement satisfied Bankruptcy Rule 3016(b). The injunction, release, and exculpation provisions in the Plan and Disclosure Statement describe, in bold font and with specific and conspicuous language, all acts to be enjoined and identify the Entities that will be subject to the injunction, thereby satisfying Bankruptcy Rule 3016(c).

O.	Plan Compliance with the Bankruptcy Code (11 U.S.C. § 1129(a)(1)).

16.    The Plan complies with the applicable provisions of the Bankruptcy Code, thereby satisfying section 1129(a)(1) of the Bankruptcy Code.

a.

Proper Classification (11 U.S.C. §§ 1122, 1123(a)(1)). As required by section 1123(a)(1), in addition to Administrative Claims, Professional Fee Claims, DIP Claims, and Priority Tax Claims, which need not be classified, Article III of the Plan designates 19 Classes of Claims and Interests. As required by section 1122(a) of the Bankruptcy Code, the Claims and Interests placed in each Class are substantially similar to other Claims and Interests, as the case may be, in each such Class. Valid business, factual, and legal reasons exist for separately classifying the various Classes of Claims and Interests created under the Plan, the classifications were not implemented for any improper purpose, and such Classes do not unfairly discriminate between Holders of Claims and Interests. Thus, the Plan satisfies sections 1122 and 1123(a)(1) of the Bankruptcy Code.

b.

Specified Unimpaired Classes (11 U.S.C. § 1123(a)(2)). Article III of the Plan specifies that Classes 1, 2, 3, 7A, and 7B are Unimpaired under the Plan, thereby satisfying section 1123(a)(2) of the Bankruptcy Code. Classes 11 and 12 are either Unimpaired or Impaired.

c.

Specified Treatment of Impaired Classes (11 U.S.C. § 1123(a)(3)). Article III of the Plan sets forth the treatment of Classes 4, 5A, 5B, 6, 7C, 7D, 7E, 7F, 7G, 8, 9, and 10, which are the Impaired Classes, thereby satisfying section 1123(a)(3) of the Bankruptcy Code. Class 10 does not have any Holders of Allowed Claims, and is therefore vacant and deemed eliminated from the Plan pursuant to Article III.E of the Plan. Classes 11 and 12 are either Unimpaired or Impaired.

d.

No Discrimination (11 U.S.C. § 1123(a)(4)). Article III of the Plan provides for the same treatment by the Debtors for each Claim or Interest in each respective Class except to the extent that a Holder of a particular Claim or Interest has agreed to a less favorable treatment of such Claim or Interest, thereby satisfying section 1123(a)(4) of the Bankruptcy Code.

e.

Implementation of the Plan (11 U.S.C. § 1123(a)(5)). The Plan and the various documents included in the Plan Supplement provide adequate and proper means for implementation of the Plan, including, without limitation: (i) the consummation of the Restructuring Transactions; (ii) the New Corporate Governance Documents; (iii) the New Debt Agreements; (iv) the New ABL Credit Agreement Documents; (v) the issuance of the New iHeart Common Stock and Special Warrants; (vi) the CCOH Separation Documents; (vii) the cancellation of certain existing agreements, obligations, instruments, and Interests; (viii) the continued vesting of the assets of the Debtors’ Estates in the Reorganized Debtors; and (ix) the execution, delivery, filing, or recording of all contracts, instruments, releases, and other agreements or documents in furtherance of the Plan, thereby satisfying section 1123(a)(5) of the Bankruptcy Code.

f.

Non-Voting Equity Securities (11 U.S.C. § 1123(a)(6)). The New Corporate Governance Documents prohibit the issuance of non-voting securities to the extent required to comply with section 1123(a)(6) of the Bankruptcy Code. As such, the Plan satisfies the requirements of section 1123(a)(6) of the Bankruptcy Code.

g.

Directors and Officers (11 U.S.C. § 1123(a)(7)). The Plan satisfies the requirements of section 1123(a)(7) of the Bankruptcy Code. The Plan provides for the selection of the Reorganized Debtors’ officers, directors, members, and managers, as applicable, and the selected parties, including those identified in the Plan Supplement, shall take office effective as of the Issuance Date without any further action. Such provisions are consistent with the interests of creditors and equity holders and with public policy. Accordingly, the Plan satisfies the requirements of section 1123(a)(7) of the Bankruptcy Code.

h.

Additional Plan Provisions (11 U.S.C. § 1123(b)). The additional provisions of the Plan are appropriate and consistent with the applicable provisions of the Bankruptcy Code and, therefore, are consistent with section 1123(b) of the Bankruptcy Code.

(i)	Impairment/Unimpairment of Any Class of Claims or Interests (11 U.S.C. § 1123(b)(1)). Pursuant to the Plan, Classes 1, 2, 3, 7A, and 7B are

Unimpaired, and Classes 4, 5A, 5B, 6, 7C, 7D, 7E, 7F, 7G, 8, 9, and 10 are Impaired, as contemplated by section 1123(b)(1) of the Bankruptcy Code. Classes 11 and 12 are either Unimpaired or Impaired. Accordingly, the Plan satisfies the requirements of section 1123(b)(1) of the Bankruptcy Code.

(ii)

Assumption and Rejection of Executory Contracts and Unexpired Leases (11 U.S.C. § 1123(b)(2)). Article V of the Plan provides for the assumption of the Debtors’ Executory Contracts and Unexpired Leases unless such Executory Contract or Unexpired Lease: (1) was previously assumed, assumed and assigned, or rejected by the Debtors; (2) previously expired or terminated pursuant to its own terms; (3) is identified on the Rejected Executory Contract and Unexpired Lease List; or (4) is the subject of a motion to reject that is pending on the Effective Date.

(iii)

Retention of Claims (11 U.S.C. § 1123(b)(3)). In accordance with section 1123(b)(3) of the Bankruptcy Code, Article IV.W provides that, subject to Article VIII of the Plan, the Reorganized Debtors shall retain and may enforce all rights to commence and pursue, as appropriate, any and all Causes of Action, whether arising before or after the Petition Date, including any actions specifically enumerated in the Schedule of Retained Causes of Action, and the Reorganized Debtors’ rights to commence, prosecute, or settle such Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date, other than the Causes of Action released by the Debtors pursuant to the releases and exculpations contained in the Plan, including in Article VIII. The Plan is sufficiently specific with respect to the Causes of Action to be retained by the Debtors, and the Plan and Plan Supplement provide meaningful disclosure with respect to the potential Causes of Action that the Debtors may retain, and all parties in interest received adequate notice with respect to such retained Causes of Action. The provisions regarding Causes of Action in the Plan are appropriate and in the best interests of the Debtors, their respective Estates, and holders of Claims or Interests.

(iv)

Compromise and Settlement (11 U.S.C. § 1123(b)(3)). In accordance with section 1123(b)(3)(A) of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the distributions and other benefits provided under or in connection with the Plan, the provisions of the Plan, including the Plan Settlement, the Committee Plan Settlement, the CCOH Plan and Separation Settlement, the Legacy Notes Plan Settlement, and the release, exculpation, and indemnity provisions, constitute a good faith compromise of all Claims, Interests, and controversies relating to the contractual, legal, and subordination rights that all Holders of Claims or Interests may have with respect to any Allowed Claim or Allowed Interest or any distribution to be made on account of such Allowed Claim or Allowed Interest. Such compromises and settlements are fair, equitable, and reasonable and in the best interests of the Debtors and their Estates and, with respect to the CCOH Plan and Separation Settlement, CCOH and the Settlement Class.

(v)

Other Appropriate Provisions (11 U.S.C. § 1123(b)(6)). The Plan’s other provisions are also appropriate and consistent with the applicable provisions of the Bankruptcy Code, including, without limitation, provisions for (1) distributions to Holders of Claims and Interests, (2) resolution of Disputed Claims, (3) allowance of certain Claims, (4) assumption of the Indemnification Provisions, (5) releases by the Debtors of certain parties, (6) releases by certain third parties, (7) exculpation of certain parties, and (8) retention of Bankruptcy Court jurisdiction, thereby satisfying the requirements of section 1123(b)(6).

i.

Cure of Defaults (11 U.S.C. § 1123(d)). Article V.D of the Plan provides for the satisfaction of monetary defaults under each Executory Contract and Unexpired Lease to be assumed (or assumed and assigned) pursuant to the Plan. The Debtors have provided notice of such assumption (or assumption and assignment) and proposed cure amounts to the applicable third parties. As such, the Plan provides that the Debtors will cure, or provide adequate assurance that the Debtors will promptly cure, defaults with respect to assumed Executory Contracts and Unexpired Leases in compliance with section 365(b)(1) of the Bankruptcy Code. Thus, the Plan complies with section 1123(d) of the Bankruptcy Code.

P.	The Debtors’ Compliance with the Bankruptcy Code (11 U.S.C. § 1129(a)(2)).

17.    The Debtors have complied with the applicable provisions of the Bankruptcy Code, as required by section 1129(a)(2) of the Bankruptcy Code. Specifically:

a.	the Debtors are eligible debtors under section 109 of the Bankruptcy Code and are proper proponents of the Plan under section 1121(a) of the Bankruptcy Code;

b.	the Debtors have complied with applicable provisions of the Bankruptcy Code, except as otherwise provided or permitted by orders of the Bankruptcy Court; and

c.

the Debtors have complied with the applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, and the Bankruptcy Local Rules in transmitting the Confirmation Materials and related notices and in soliciting and tabulating the votes on the Plan.

Q.	Payment for Services or Costs and Expenses (11 U.S.C. § 1129(a)(4)).

18.    Any payment made or to be made by the Debtors, or by a person issuing securities or acquiring property under the Plan, for services or for costs and expenses of Professionals in or in connection with the Chapter 11 Cases, or in connection with the Plan and incident to the Chapter 11 Cases, has been approved by, or is subject to the approval of, the Bankruptcy Court as reasonable, thereby satisfying section 1129(a)(4) of the Bankruptcy Code.

R.	Directors, Officers, and Insiders (11 U.S.C. § 1129(a)(5)).

19.    The Debtors have satisfied the requirements of section 1129(a)(5) of the Bankruptcy Code. The identities and affiliations of the Reorganized Debtors’ directors and officers were disclosed in the Plan Supplement. To the extent that such directors and officers are insiders, the nature of their compensation has been disclosed to the extent known and reasonably practicable. Accordingly, the Debtors have satisfied the requirements of section 1129(a)(5) of the Bankruptcy Code.

S.	No Rate Changes (11 U.S.C. § 1129(a)(6)).

20.    Section 1129(a)(6) of the Bankruptcy Code is satisfied because the Plan does not provide for any rate changes over which a governmental regulatory commission has jurisdiction.

T.	Best Interests of Creditors (11 U.S.C. § 1129(a)(7)).

21.    Each Holder of an Impaired Claim or Interest either has accepted the Plan or will receive or retain under the Plan, on account of such Claim or Interest, property of a value, as of the Effective Date, that is not less than the amount that such Holder would receive or retain if the Debtors were liquidated under chapter 7 of the Bankruptcy Code on such date.

22.    The liquidation analysis attached as Exhibit E to the Disclosure Statement (the “Liquidation Analysis”) and the other evidence related thereto in support of the Plan that was proffered or adduced at or prior to the Confirmation Hearing: (a) are reasonable, persuasive, credible, and accurate as of the dates such analyses or evidence was prepared, presented, or proffered; (b) utilize reasonable and appropriate methodologies and assumptions; (c) have not been controverted by other evidence; and (d) establish that Holders of Allowed Claims or Allowed Interests in every Class will recover as much or more under the Plan on account of such Claim or Interest, as of the Effective Date, than the amount such Holder would receive if the Debtors were liquidated under chapter 7 of the Bankruptcy Code. Accordingly, the Plan satisfies the “best interest of creditors” test under section 1129(a)(7) of the Bankruptcy Code.

U.	Acceptance by Certain Classes (11 U.S.C. § 1129(a)(8)).

23.    Classes 1, 2, 3, 7A, and 7B are Unimpaired by the Plan pursuant to section 1124 of the Bankruptcy Code and, accordingly, Holders of Claims or Interests in such Classes are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Classes 4, 5A, 5B, 6, 7C, 7D, 7E, 7F, 7G, 8, 9, and 10 are Impaired by the Plan. All voting Classes at each Debtor, where such classes exist, as applicable, have voted to accept the Plan, and no Classes have voted to reject the Plan, as established by the Voting Certifications. Class 10 does not have any Holders of Allowed Claims, and is therefore vacant and deemed eliminated from the Plan pursuant to Article III.E of the Plan. Classes 11 and 12 are either Unimpaired, and Holders of Claims or Interests in such Classes are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code, or Impaired, and Holders of Claims or Interests in such classes are conclusively presumed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Accordingly, the Debtors have satisfied the requirements of section 1129(a)(8) of the Bankruptcy Code.

V.	Treatment of Administrative Claims, Priority Tax Claims, Secured Tax Claims, and Priority Non-Tax Claims (11 U.S.C. § 1129(a)(9)).

24.    The treatment of Administrative Claims, Professional Fee Claims, DIP Claims, Priority Tax Claims, Secured Tax Claims, and Priority Non-Tax Claims pursuant to Articles II and III of the Plan satisfies the requirements of section 1129(a)(9) of the Bankruptcy Code. Accordingly, the Debtors have satisfied the requirements of section 1129(a)(9) of the Bankruptcy Code.

W.	Acceptance By at Least One Impaired Class of Claims (11 U.S.C. § 1129(a)(10)).

25.    Claims in Classes 4, 5A, 5B, 6, 7C, 7D, 7E, 7F, 7G, 8, and 9 are entitled to vote under the Plan. All voting Classes at each Debtor have voted to accept the Plan, determined without including any vote to accept the Plan by any Insider, as established by the Voting Certifications. Accordingly, the Plan satisfies the requirements of section 1129(a)(10) of the Bankruptcy Code.

X.	Feasibility (11 U.S.C. § 1129(a)(11)).

26.    The Plan satisfies the requirements of section 1129(a)(11) of the Bankruptcy Code. The evidence supporting the Plan proffered or adduced by the Debtors at or before the Confirmation Hearing: (a) is reasonable, persuasive, credible, and accurate as of the dates such evidence was prepared, presented, and/or proffered; (b) utilizes reasonable and appropriate methodologies and assumptions; (c) has not been controverted by other evidence; (d) establishes that the Plan is feasible and Confirmation of the Plan is not likely to be followed by the liquidation, or the need for further financial reorganization of the Debtors or the Reorganized Debtors; and (e) establishes that the Debtors or Reorganized Debtors will have sufficient funds available to meet their obligations under the Plan.

Y.	Payment of Fees (11 U.S.C. § 1129(a)(12)).

27.    As set forth in Article XII.C of the Plan, all fees payable pursuant to section 1930(a) of the Judicial Code shall be paid by each of the Reorganized Debtors (or the Distribution Agent on behalf of each of the Reorganized Debtors) until the Chapter 11 Cases are converted, dismissed, or closed, whichever occurs first. Accordingly, the Plan satisfies the requirements of section 1129(a)(12) of the Bankruptcy Code.

Z.	Retiree Benefits (11 U.S.C. § 1129(a)(13)).

28.    The Plan satisfies the requirements of section 1129(a)(13) of the Bankruptcy Code. Article IV.V of the Plan provides that from and after the Effective Date, the payment of all retiree benefits, as defined in section 1114 of the Bankruptcy Code, will continue in accordance with applicable law.

AA.	No Domestic Support Obligations (11 U.S.C. § 1129(a)(14)).

29.    The Debtors are not required by a judicial or administrative order or by statute to pay a domestic support obligation. Accordingly, section 1129(a)(14) of the Bankruptcy Code is inapplicable in the Chapter 11 Cases.

BB.	None of the Debtors is an Individual (11 U.S.C. § 1129(a)(15)).

30.    None of the Debtors is an individual. Accordingly, section 1129(a)(15) of the Bankruptcy Code is inapplicable in the Chapter 11 Cases.

CC.	No Applicable Nonbankruptcy Law Regarding Transfers (11 U.S.C. § 1129(a)(16)).

31.    The Debtors are moneyed, business, or commercial entities. Accordingly, section 1129(a)(16) of the Bankruptcy Code is inapplicable in the Chapter 11 Cases.

DD.	Only One Plan (11 U.S.C. § 1129(c)).

32.    The Plan is the only plan filed in the Chapter 11 Cases, and, accordingly, section 1129(c) of the Bankruptcy Code is inapplicable in the Chapter 11 Cases.

EE.	Principal Purpose of the Plan (11 U.S.C. § 1129(d)).

33.    The principal purpose of the Plan is not the avoidance of taxes or the avoidance of the application of section 5 of the Securities Act of 1933, thereby satisfying section 1129(d) of the Bankruptcy Code.

FF.	Not Small Business Cases (11 U.S.C. § 1129(e)).

34.    None of the Chapter 11 Cases are small business cases, as that term is defined in the Bankruptcy Code, and accordingly, section 1129(e) of the Bankruptcy Code is inapplicable in the Chapter 11 Cases.

GG.	Plan Implementation.

35.    The terms of the Plan, including, without limitation, the Plan Supplement and all exhibits and schedules thereto, and all other documents filed in connection with the Plan, or executed or to be executed in connection with the transactions contemplated by the Plan and all amendments and modifications of any of the foregoing made pursuant to the provisions of the Plan governing such amendments and modifications (collectively, and as each may be amended, supplemented, or modified, the “Plan Documents”) are incorporated by reference, are approved in all respects, and constitute an integral part of this Confirmation Order.

HH.	Binding and Enforceable.

36.    The Plan and the Plan Documents have been negotiated in good faith and at arms’-length and, subject to the occurrence of the Effective Date, shall bind any Holder of a Claim or Interest and such Holder’s respective successors and assigns, whether or not the Claim or Interest is Impaired under the Plan, whether or not such Holder has accepted the Plan, and whether or not such Holder is entitled to a distribution under the Plan. The Plan and the Plan Documents constitute legal, valid, binding, and authorized obligations of the respective parties thereto and shall be enforceable in accordance with their terms. Pursuant to section 1142(a) of the Bankruptcy Code, the Plan and the Plan Documents shall apply and be enforceable notwithstanding any otherwise applicable nonbankruptcy law.

II.	Vesting of Assets.

37.    Except as otherwise provided in the Plan, the Plan Documents, this Confirmation Order, or any agreement, instrument, or other document incorporated therein, on the Effective Date, all property (including all interests, rights, and privileges related thereto) in each Debtor’s Estate, all Causes of Action, and any property acquired by any of the Debtors pursuant to the Plan shall vest in each respective Reorganized Debtor, free and clear of all Liens, Claims, charges, Causes of Action, or other encumbrances. On and after the Effective Date, except as otherwise provided in the Plan, the Plan Documents, or this Confirmation Order, each Reorganized Debtor may operate its business and may use, acquire, or dispose of property and compromise or settle any Claims, Interests, or Causes of Action without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code, the Bankruptcy Rules, or the Bankruptcy Local Rules. Any state or local business or operating license transferred, sold, vested, or otherwise conveyed from a Debtor to a Reorganized Debtor shall be deemed valid and enforceable by the applicable Reorganized Debtor without the need for any corporate action, governmental authority, or further court approval.

JJ.	Executory Contracts and Unexpired Leases.

38.    The Debtors have exercised sound business judgment in determining whether to reject, assume, or assume and assign each of their Executory Contracts and Unexpired Leases pursuant to sections 365 and 1123(b)(2) of the Bankruptcy Code, Article V of the Plan, and as set forth in the Plan Supplement. Except as set forth herein and/or in separate orders entered by the Bankruptcy Court relating to the assumption of Executory Contracts or Unexpired Leases, the Debtors have cured or provided adequate assurance that the Debtors will cure defaults (if any) under or relating to each Executory Contract or Unexpired Lease assumed under the Plan and, for each Executory Contract or Unexpired Lease being assigned under the Plan (if any), such assignee has provided adequate assurance of future performance as required under section 365(f)(2)(B) of the Bankruptcy Code.

39.    Nothing in the Plan or this Confirmation Order shall prevent a party to an Executory Contract or Unexpired Lease rejected pursuant to the Plan from filing a Proof of Claim based on such rejection within thirty days of the later of (a) the date of entry of this Confirmation Order or (b) the date of entry of any other order of the Bankruptcy Court approving such rejection. Nothing in the Plan or this Confirmation Order shall prevent a party to an Executory Contract or Unexpired Lease assumed pursuant to the Plan, or otherwise, from continuing to prosecute an objection to the cure cost related to such assumed Executory Contract or Unexpired Lease if such objection was timely filed on or before at least seven days prior to the Confirmation Hearing, but not resolved before the Effective Date.

KK.	Approval of the New ABL Credit Agreement Documents.

40.    The New ABL Credit Agreement and the other New ABL Credit Agreement Documents are an essential element of the Plan, are necessary for Confirmation and Consummation of the Plan, and are critical to the overall success and feasibility of the Plan. The incurrence of indebtedness, provision of guarantees, and granting of collateral under the New ABL Credit Agreement Documents are in the best interests of the Reorganized Debtors, the Debtors, their Estates, and all Holders of Claims or Interests, and are necessary and appropriate for Consummation of the Plan and the operations of the Reorganized Debtors. The incurrence of the obligations under the New ABL Credit Agreement Documents is necessary for the Consummation of the Plan and the operation of the Reorganized Debtors and constitutes reasonably equivalent value and fair consideration. The New ABL Credit Agreement Documents were negotiated and shall be deemed to be negotiated at arms’-length and in good faith, without the intent to hinder, delay or defraud any creditor of the Debtors. The financial accommodations to be extended pursuant to the New ABL Credit Agreement Documents are being extended, and shall be deemed to have been extended, in good faith, for legitimate business purposes, and on reasonable terms. The Debtors have exercised reasonable business judgment in determining to enter into the New ABL Credit Agreement and the other New ABL Credit Agreement Documents and have provided sufficient and adequate notice of the material terms of the New ABL Indebtedness to all parties in interest in the Chapter 11 Cases, including, but not limited to, through their filing of the New ABL Credit Agreement Term Sheet as part of the Plan Supplement. The terms and conditions of the New ABL Indebtedness, as set forth in the New ABL Credit Agreement Term Sheet and the New ABL Credit Agreement Documents, are fair and reasonable and reflect the Debtors’ exercise of sound business judgment consistent with their fiduciary duties and are approved. The execution, delivery, or performance by the Debtors or the Reorganized Debtors, as applicable, of any of the New ABL Credit Agreement Documents and compliance by the Debtors or the Reorganized Debtors, as applicable, with the terms thereof is authorized by, and will not conflict with, the terms of the Plan or this Confirmation Order.

LL.	Approval of the New Debt Agreements and New Debt Documents.

41.    Unless otherwise replaced with cash proceeds of third-party market financing that becomes available on or prior to the Effective Date, the New Debt Agreements are an essential element of the Plan, necessary for Confirmation and Consummation of the Plan, and critical to the overall success and feasibility of the Plan. Entry into the New Debt Agreements and the other New Debt Documents is in the best interests of the Debtors, their Estates, and all Holders of Claims or Interests. The Debtors have exercised reasonable business judgment in determining to enter into the New Debt Agreements and the other New Debt Documents and have provided sufficient and adequate notice of the material terms of the New Debt Agreements, which material terms were filed as part of the Plan Supplement. The terms and conditions of the New Debt Agreements are fair and reasonable, and the New Debt Agreements were negotiated in good faith and at arms’-length.

MM.	Issuance of Securities.

42.    To the maximum extent provided by section 1145 of the Bankruptcy Code and applicable nonbankruptcy law, the offering, issuance, and distribution of the 1145 Securities (whether issued upon the Effective Date, or later, upon the exercise of Special Warrants, or the exchange of New iHeart Class B Common Stock for New iHeart Class A Common Stock) and any other securities of a Reorganized Debtor (other than the 4(a)(2) Securities) to be issued and distributed (including the distributions described in the Restructuring Transactions Memorandum, the Equity Allocation Mechanism, and the Special Warrant Agreement), whether on the Effective Date or any other date of a distribution thereafter, pursuant to the terms of the Plan or in accordance with this Confirmation Order, comply with section 1145 of the Bankruptcy Code and shall be exempt from the registration requirements of section 5 of the Securities Act and any other applicable United States, state, or local law requiring registration prior to the offering, issuance, distribution, or sale of securities.

43.    In addition, under section 1145 of the Bankruptcy Code, any 1145 Security contemplated by the Plan and any and all agreements incorporated therein, including the New iHeart Common Stock and the Special Warrants (whether issued upon the Effective Date, or later, upon exercise of Special Warrants, or the exchange of New iHeart Class B Common Stock for New iHeart Class A Common Stock), will be freely tradable and transferable in the United States by the recipients thereof that (a) are not “affiliates” of the Debtors as defined in Rule 144(a)(1) under the Securities Act; (b) have not been “affiliates” within 90 days of such transfer; and (c) are not entities that are “underwriters” as defined in section 1145(b)(1) of the Bankruptcy Code, and subject to compliance with applicable securities laws and any rules and regulations of the SEC, if any, applicable at the time of any future transfer of such 1145 Securities and subject to any restrictions in the New Corporate Governance Documents and the New CCOH Corporate Governance Documents; provided that the transfer of the 1145 Securities may be restricted by the Communications Act, and the rules, regulations, and orders promulgated thereunder by the FCC, the New Corporate Governance Documents, the New CCOH Corporate Governance Documents, and the Special Warrant Agreement.

44.    Each Security issued and distributed pursuant to the Plan and this Confirmation Order shall be duly authorized, validly issued, fully paid, and non-assessable (in the case of New iHeart Common Stock issued upon exercise of Special Warrants, upon payment of the exercise price therefor), as applicable. Each distribution and issuance of the New iHeart Common Stock and Special Warrants referred to in Article VI of the Plan shall be governed by the terms and conditions set forth in the Plan and the Equity Allocation Mechanism applicable to such distribution or issuance and by the terms and conditions of the instruments evidencing or relating to such distribution or issuance, which terms and conditions shall bind each Entity receiving such distribution or issuance.

45.    In respect of the Secured Term Loan / 2019 PGN Supplemental Equity Distribution, the Remaining Equity Distribution, the iHC 2021 / Legacy Notes Equity Distribution, and the Exchange 11.25% PGNs Equity Distribution, if the Holder of Allowed Claims entitled to such distributions holds its Allowed Claim in multiple managed funds and/or investment vehicles (such entities, the “Funds”), then it will receive its allocation of New iHeart Class A Common Stock, New iHeart Class B Common Stock, and Special Warrants, as applicable, pro rata across such Funds and in accordance with the terms of the Plan and the Equity Allocation Mechanism; provided, however, that, if an allocation other than pro rata across the Funds is requested, such

Holder shall give notice to the Debtors, the Reorganized Debtors, and/or the Distribution Agent (or their respective representatives or assigns) no later than five Business Days after the Confirmation Date specifying its requested allocation of New iHeart Common Stock and Special Warrants amongst its Funds. The Distribution Agent (and any other applicable agents or representatives of the Debtors and the Reorganized Debtors) shall use commercially reasonable efforts to assist such Holder in allocating its New iHeart Common Stock and Special Warrants across such Funds in such manner, which allocation shall otherwise be subject to the terms of the Plan and the Equity Allocation Mechanism.

46.    The 4(a)(2) Securities will be issued without registration under the Securities Act in reliance on the exemption from the registration requirements of the Securities Act provided by section 4(a)(2) of the Securities Act (and/or Regulation D promulgated thereunder) or any similar registration exemption applicable outside of the United States and will be “restricted securities” subject to resale restrictions and may be resold, exchanged, assigned, or otherwise transferred only pursuant to registration, or an applicable exemption from, or in a transaction not subject to, registration under the Securities Act and other applicable law and subject to any restrictions in the New Corporate Governance Documents, the New CCOH Corporate Governance Documents, the Communications Act, and the rules, regulations, and orders promulgated thereunder by the FCC.

47.    Each Security issued under the Plan is an essential element of the Plan, is necessary for Confirmation and Consummation of the Plan, and is critical to the overall success and feasibility of the Plan. Entry into the instruments evidencing or relating to such Securities, including the New Debt Agreements and other New Debt Documents, the New Corporate Governance Documents, the New CCOH Corporate Governance Documents, and the Special Warrant Agreement, is in the best interests of the Debtors, their Estates, and all Holders of Claims or Interests. The Debtors have exercised reasonable business judgment in determining to enter into the instruments evidencing or relating to such Securities, including the New Debt Agreements and other New Debt Documents, the New Corporate Governance Documents, the Special Warrant Agreement, and the New CCOH Corporate Governance Documents and have provided sufficient and adequate notice of the material terms of such instruments, which material terms were filed as part of the Plan Supplement. The terms and conditions of the instruments evidencing or relating to such Securities, including the New Debt Agreements and other New Debt Documents, the New Corporate Governance Documents, the New CCOH Corporate Governance Documents, and the Special Warrant Agreement are fair and reasonable, and were negotiated in good faith and at arms’-length.

NN.	Post-Emergence Equity Incentive Program.

48.    The terms of the Post-Emergence Equity Incentive Plan set forth in the Plan Supplement have been negotiated at arms’-length and in good faith and are reasonable, consistent with the market for incentive compensation of similar companies, appropriate, and calculated to incentivize performance by management after the Effective Date.

OO.	Discharge, Compromise, Settlement, Release, Exculpation, and Injunction Provisions.

49.    The Bankruptcy Court has jurisdiction under sections 1334(a) and (b) of title 28 of the United States Code to approve the discharge, compromises, settlements, releases, exculpations, and injunctions set forth in Article VIII of the Plan. Sections 105(a) and 1123(b) of the Bankruptcy Code permit issuance of the injunctions and approval of the releases, exculpations, and injunctions set forth in Article VIII of the Plan. Based upon the record of the Chapter 11 Cases and the evidence proffered or adduced at the Confirmation Hearing, the Bankruptcy Court finds that the discharge, compromises, settlements, releases, exculpations, and injunctions set forth in

Article VIII of the Plan are consistent with the Bankruptcy Code and applicable law. Further, based on the representations and arguments of counsel for the Debtors and parties in interest at the Confirmation Hearing, the testimony provided by witnesses, both live and proffered, other evidence admitted at the Confirmation Hearing, and the record of the Chapter 11 Cases, the discharge, compromises, settlements, releases, exculpations, and injunctions contained in Article VIII of the Plan are integral components of the Plan, the product of arms’-length negotiations, supported by good and valuable consideration, and fair, equitable, and in the best interests of the Debtors, their Estates, and their creditors. The discharge, compromises, settlements, releases, exculpations, and injunctions set forth in Article VIII of the Plan are hereby approved and authorized in their entirety.

PP.	Debtor Release.

50.    The releases of Claims and Causes of Action by the Debtors described in Article VIII.B of the Plan in accordance with section 1123(b) of the Bankruptcy Code (the “Debtor Release”) represent a valid exercise of the Debtors’ business judgment under Bankruptcy Rule 9019. The Debtor Release is fair and equitable.

51.    The Debtor Release is an integral part of the Plan and is in the best interests of the Debtors’ Estates as a component of the comprehensive settlement implemented under the Plan. The probability of success in litigation with respect to the released claims and Causes of Action, when weighed against the costs, supports the Debtor Release.

52.    Holders of Claims and Interests entitled to vote have overwhelmingly voted in favor of the Plan, including the Debtor Release. The Plan, including the Debtor Release, was negotiated before and after the Petition Date by sophisticated parties represented by able counsel and financial advisors. The Debtor Release is therefore the result of an arms’-length negotiation process.

53.    The Debtor Release appropriately offers protection to parties that participated in the Debtors’ restructuring process. Specifically, the Released Parties under the Plan made significant concessions and contributions to the Debtors’ Chapter 11 Cases, including, as applicable, actively supporting the Plan and these Chapter 11 Cases and waiving substantial rights and Claims against the Debtors under the Plan. The Debtor Release for the Debtors’ directors and officers is appropriate because the Debtors’ directors and officers share an identity of interest with the Debtors, supported the Plan and these Chapter 11 Cases, actively participated in meetings, negotiations, and implementation during these Chapter 11 Cases, and have provided other valuable consideration to the Debtors to facilitate the Debtors’ reorganization. The Debtor Release for the Consenting Sponsors and their Related Parties is appropriate because such Entities share an identity of interest with the Debtors, supported the Plan and these Chapter 11 Cases, and have provided other valuable consideration to the Debtors to facilitate the Debtors’ reorganization.

54.    The scope of the Debtor Release is appropriately tailored under the facts and circumstances of these Chapter 11 Cases. The Debtor Release is appropriate in light of, among other things, the value provided by the Released Parties to the Debtors’ Estates, the critical nature of the Debtor Release to the Plan, and the investigation of Claims and Causes of Action conducted by the Special Committee (as described and defined herein).

QQ.	Third-Party Release.

55.    The release by the Releasing Parties (the “Third-Party Release”), set forth in Article VIII.C of the Plan, is an essential provision of the Plan. The Third-Party Release is: (a) in exchange for the good and valuable consideration provided by the Released Parties; (b) a good faith settlement and compromise of the Claims and Causes of Action released by the Third-Party Release; (c) materially beneficial to, and in the best interests of, the Debtors, their Estates, and their stakeholders, and is important to the overall objectives of the Plan to finally resolve certain

Claims among or against certain parties in interest in these Chapter 11 Cases; (d) fair, equitable, and reasonable; (e) given and made after due notice and opportunity for hearing; (f) a bar to any of the Releasing Parties asserting any Claim or Cause of Action released by the Third-Party Release against any of the Released Parties; and (g) consistent with sections 105, 524, 1123, 1129, and 1141, and other applicable provisions of the Bankruptcy Code.

56.    The Third-Party Release is an integral part of the Plan. Like the Debtor Release, the Third-Party Release facilitated participation in both the Debtors’ Plan and the chapter 11 process generally. The Third-Party Release was critical in incentivizing the parties to support the Plan and preventing potentially significant and time-consuming litigation regarding the parties’ respective rights and interests. The Third-Party Release was a core negotiation point in connection with the Restructuring Support Agreement and was instrumental in developing a Plan that maximized value for all of the Debtors’ stakeholders. As such, the Third-Party Release appropriately offers certain protections to parties who constructively participated in the Debtors’ restructuring process by, among other things, supporting the Plan.

57.    The Third-Party Release is consensual as to all parties in interest, including all Releasing Parties, and such parties in interest were provided notice of the Chapter 11 Cases, the Plan, the deadline to object to confirmation of the Plan, and the Confirmation Hearing and were properly informed that all Holders of Claims against or Interests in the Debtors that did not file an objection with the Bankruptcy Court in the Chapter 11 Cases that included an express objection to the inclusion of such Holder as a Releasing Party under the provisions contained in Article VIII of the Plan, or did not otherwise opt out of such provisions pursuant to a Ballot or opt out form, would be deemed to have conclusively, absolutely, unconditionally, irrevocably, and forever consented to the release and discharge of all Claims and Causes of Action against the Debtors and the Released Parties. Additionally, the release provisions of the Plan were conspicuous, emphasized with boldface type in the Plan, the Disclosure Statement, the Ballots, and the applicable notices.

58.    The scope of the Third-Party Release is appropriately tailored under the facts and circumstances of these Chapter 11 Cases, and parties in interest received due and adequate notice of the Third-Party Release. Among other things, the Plan, Disclosure Statement, and Disclosure Statement Supplement provide appropriate and specific disclosures with respect to the Entities, Claims, and Causes of Action that are subject to the Third-Party Release, and no other disclosure is necessary. The Debtors provided sufficient notice of the Third-Party Release, and no further or other notice is necessary. The Third-Party Release is specific in language, integral to the Plan, and given for adequate consideration. In light of, among other things, the value provided by the Released Parties to the Debtors’ Estates and the critical nature of the Third-Party Release to the Plan, the Third-Party Release is appropriate.

RR.	Exculpation.

59.    The exculpation provisions set forth in Article VIII.D of the Plan were proposed in good faith and are essential to the Plan. The record in the Chapter 11 Cases fully supports the exculpation provisions, and the exculpation provisions set forth in Article VIII.D of the Plan are appropriately tailored to protect the Exculpated Parties from inappropriate litigation and to exclude actions determined by Final Order to have constituted actual fraud or gross negligence.

SS.	Injunction.

60.    The injunction provisions set forth in Article VIII.E of the Plan are essential to the Plan; are necessary to preserve and enforce the releases set forth in Articles VIII.B and VIII.C of the Plan, the exculpation provisions set forth in Article VIII.D of the Plan, and the compromises and settlements implemented under the Plan; and are narrowly tailored to achieve that purpose.

61.    The injunction provisions set forth in Article VIII.E of the Plan: (a) are within the jurisdiction of this Bankruptcy Court under 28 U.S.C. §§ 1334(a) and 1334(b); (b) are an essential means of implementing the Plan pursuant to section 1123(a)(5) of the Bankruptcy Code; (c) are an integral element of the transactions incorporated into the Plan; (d) confer material benefits on, and are in the best interests of, the Debtors, the Estates, and their creditors; (e) are important to the overall objectives of the Plan to finally resolve all Claims or Causes of Action among or against the parties in interest in the Chapter 11 Cases with respect to the Debtors; and (f) are consistent with sections 105, 1123, and 1129 of the Bankruptcy Code, other provisions of the Bankruptcy Code, and other applicable law. The record of the Confirmation Hearing and the Chapter 11 Cases is sufficient to support the injunction provisions set forth in Article VIII.E of the Plan.

TT.	Retention of Jurisdiction.

62.    Except as otherwise provided in the Plan, any of the Plan Documents, or this Confirmation Order, the Bankruptcy Court shall retain jurisdiction over the Chapter 11 Cases and all matters arising out of, or related to, the Chapter 11 Cases and the Plan, including the matters set forth in Article XI of the Plan.

UU.	Good Faith.

63.    The Debtors have proposed the Plan (including the Plan Documents and all other documents necessary to effectuate the Plan) in good faith and not by any means forbidden by law, thereby satisfying section 1129(a)(3) of the Bankruptcy Code. In determining that the Plan has been proposed in good faith, the Bankruptcy Court has examined the totality of the circumstances surrounding the filing of the Chapter 11 Cases and the formulation of the Plan. The Debtors’ good faith is evident from the facts and record of the Chapter 11 Cases, the Disclosure Statement, the Disclosure Statement Supplement, and the record of the Confirmation Hearing. The Plan was proposed with the legitimate and honest purpose of maximizing the value of the Debtors’ Estates and to effectuate a successful restructuring of the Debtors. The Plan was the product of extensive negotiations conducted at arms’-length among the Debtors and certain of their key stakeholders. Further, the Plan’s classification, indemnification, settlement, discharge, exculpation, release, and injunction provisions have been negotiated in good faith and at arms’-length, are consistent with sections 105, 1122, 1123(b)(6), 1129, and 1142 of the Bankruptcy Code, and are each necessary for the Debtors to consummate the value-maximizing transactions embodied in the Plan. Accordingly, the requirements of section 1129(a)(3) of the Bankruptcy Code are satisfied.

64.    The Plan gives effect to many of the Debtors’ restructuring initiatives, including implementing value maximizing restructuring transactions. Accordingly, the Debtors (and all of their respective officers, managers, equity holders, directors, agents, financial advisers, attorneys, employees, partners, Affiliates, and representatives) have been, are, and will continue to act in good faith if they proceed to: (a) consummate the Plan, the Restructuring Transactions, and the agreements, settlements, transactions, and transfers contemplated thereby; and (b) take the actions authorized and directed or contemplated by this Confirmation Order. Therefore, the Plan has been proposed in good faith to achieve a result consistent with the objectives and purposes of the Bankruptcy Code and the aforementioned parties have acted in good faith within the meaning of sections 1125(e) and 1126(e) the Bankruptcy Code.

VV.	The Debtors’ Prepetition Liability Management Transactions, the Negotiation of the RSA, and the Special Committee’s Investigation of Potential Claims.

a.	The Debtors’ 2011–2015 Debt Refinancing and Repurchasing Efforts.

65.    The Debtors undertook proactive steps to manage their overall debt structure and liabilities in the years preceding the Chapter 11 Cases. Between 2011 and 2015, the Debtors refinanced billions of dollars of indebtedness under the Term Loan Credit Agreement for newly-issued priority guarantee notes, and also repurchased or redeemed billions of dollars of then-outstanding Legacy Notes through a combination of exchange offers and open-market transactions.

66.    Included among the Debtors’ prepetition debt repurchases was the 2014 repurchase by CC Finco, LLC—a non-debtor, wholly-owned direct subsidiary of Debtor CCH and an indirect wholly-owned subsidiary of Debtor iHC—of $57.1 million of 5.50% Legacy Notes due 2016 issued by Debtor iHC (the “Repurchased 2016 Legacy Notes”). The Debtors did not cancel the Repurchased 2016 Legacy Notes, and left them outstanding in order to maximize the Debtors’ flexibility with respect to using the Repurchased 2016 Legacy Notes in future transactions. CC Finco, LLC subsequently transferred the Repurchased 2016 Legacy Notes to Debtor CCH.

b.	The December 2015 Broader Media Transfer.

67.    As another part of the Debtors’ prepetition liability management efforts, Debtor CCH transferred 100,000,000 shares of Class B common stock in non-Debtor CCOH to non-Debtor Broader Media, LLC (“Broader Media”) on December 3, 2015.

68.    Certain of the Debtors’ creditors filed a lawsuit against Debtor iHC alleging the transfer of the CCOH Class B shares to Broader Media violated certain of the Debtors’ debt documents. The District Court of Bexar County, Texas, 285th Judicial District, ruled in Debtor iHC’s favor and entered findings of fact and conclusions of law, and the Fourth Court of Appeals of Texas (San Antonio) affirmed the District Court’s judgment.3

69.    Based upon the Court’s consideration of those decisions and the related findings of fact and conclusions of law, and the record established at the Confirmation Hearing, the transfer of CCOH Class B shares to Broader Media in December 2015 does not provide any grounds for the equitable subordination of any Claim to any other Claim.

[3]	Franklin Advisers, Inc., et al. v. iHeartCommunications, Inc., No. 04-16-00532-CV (Tex. App.-San Antonio), Oct. 10, 2017, available at 2017 WL 4518297.

c.	The Debtors’ Independent Directors, the Creation of the Special Committee, and the December 2016 Non-Occurrence of the Collateral Flip.

70.    In May 2016, Mr. Frederic (“Jake”) F. Brace and Mr. Charles H. Cremens joined the boards of Debtors iHeart and iHC and became managers of iHeartMedia Capital I, LLC. Mr. Brace and Mr. Cremens were and are independent, disinterested directors, who did not have and do not have any financial relationship with Bain Capital, LP, Thomas H. Lee Partners, L.P., Abrams Capital, L.P., or Highfields Capital Management LP, or any funds sponsored by or Affiliates of the foregoing.

71.    On October 5, 2016, the boards of Debtors iHeart and iHC created a special committee consisting of Mr. Brace and Mr. Cremens (the “Special Committee”) and delegated to the Special Committee the exclusive authority to consider and decide whether the Debtors should continue to keep the Repurchased 2016 Legacy Notes outstanding at the time of their maturity in December 2016. The Special Committee also retained its own independent financial and legal advisors to assist the Special Committee with its analysis and consideration of the issues associated with this decision.

72.    The members of the Special Committee received extensive advice from their independent financial and legal advisors concerning this decision, as well as information from the Debtors’ own legal and financial advisors. The members of the Special Committee had multiple conversations among themselves, with their advisors, and with other directors and officers of the Debtors and the Debtors’ financial and legal advisors concerning the potential treatment of the Repurchased 2016 Legacy Notes.

73.    On December 9, 2016, the Special Committee formally resolved to not pay the Repurchased 2016 Legacy Notes at the time of their maturity on December 15, 2016. This decision was made by the Special Committee, and was not made at the direction of, or under the influence or control of, the Consenting Sponsors or their representatives or affiliates.

74.    Based on the Court’s consideration of the record established at the October 24, 2018 trial in the adversary proceeding brought by the Legacy Notes Trustee, the Springing Lien Adversary Proceeding, and the record established at the Confirmation Hearing, the decision to not pay the Repurchased 2016 Legacy Notes at maturity, and parties’ conduct in connection with those events, do not provide any grounds for the equitable subordination of any Claim to any other Claim.

d.	The March 2017 Global Exchange Offer.

75.    On March 1, 2017, the boards of Debtors iHeart and iHC delegated to the Special Committee consisting of Mr. Brace and Mr. Cremens the authority to consider and approve the potential launch of exchange offers to comprehensively address the Debtors’ outstanding debt structure. The members of the Special Committee received extensive advice from their independent financial and legal advisors concerning potential exchange offers, as well as information from the Debtors’ own legal and financial advisors. The members of the Special Committee had multiple conversations among themselves, with their advisors, and with other directors and officers of the Debtors and the Debtors’ financial and legal advisors concerning the potential exchange offers.

76.    On March 12, 2017, the Special Committee authorized the launch of a global exchange offer (the “Global Exchange Offer”), consisting of multiple separate exchange offers for different types of the Debtors’ debt, which would comprehensively address the Debtors’ outstanding debt structure. The Special Committee’s decision was made in good faith by the Special Committee, was made in full compliance with the independent directors’ fiduciary duties, and was not made at the direction of, or under the influence or control of, the Consenting Sponsors or their representatives or affiliates.

77.    Under the Global Exchange Offer as authorized by the Special Committee and launched by the Debtors on March 15, 2017, the Holders of outstanding Legacy Notes were not subject to any exchange offer, and under any scenario under the Global Exchange Offer, the Holders of outstanding Legacy Notes would have been unimpaired and would have not had their legal rights or the priority of claims impaired in any way. In fact, the Holders of Legacy Notes would have benefited from a successful Global Exchange Offer because (a) the Legacy Notes’ negative pledge for equal and ratable liens on Principal Property would have resulted in the granting of equal and ratable liens based on the collateral package offered to creditors participating in the Global Exchange Offer, and (b) the Debtors’ overall debt profile would have been reduced.

78.    The Global Exchange Offer was ultimately not successful because it did not garner sufficient support from the Debtors’ creditors to become effective. The Global Exchange Offer was extended multiple times throughout 2017 and into early 2018, and in each instance, the Special Committee authorized the extension of the Global Exchange Offer. These decisions to extend the Global Exchange Offer were made in good faith by the Special Committee, were made in full compliance with the independent directors’ fiduciary duties, and were not made at the direction of, or under the influence or control of, the Consenting Sponsors or their representatives or affiliates.

79.    The global exchange offer and its extension through 2017 and into early 2018 and parties’ conduct in connection with those events do not provide any grounds for the equitable subordination of any Claim to any other Claim.

e.	The Negotiation of the RSA.

80.    In late 2017, the Debtors engaged in restructuring discussions with multiple different groups of their creditors, including Holders of Legacy Notes, Holders of the Debtors’ senior debt, and the Consenting Sponsors. Multiple draft settlement term sheets were exchanged during these discussions, and multiple different potential restructuring support agreements were proposed by different parties. During these negotiations, all parties engaged in good-faith, arms’-length negotiations. The draft settlement term sheets the parties exchanged did not amount to implicit or explicit concessions or acknowledgments as to the legal rights or obligations of any other party.

81.    The Debtors ultimately reached agreement on the terms of a Restructuring Support Agreement with the Consenting Stakeholders. The Holders of Legacy Notes, however, were not a party to the Restructuring Support Agreement ultimately agreed to by the Debtors and the Consenting Stakeholders.

82.    On March 13, 2018, the boards of Debtors iHeart and iHC delegated to the Special Committee consisting of Mr. Brace and Mr. Cremens the authority to consider and approve the Debtors’ entry into the Restructuring Support Agreement. The members of the Special Committee received extensive advice from their independent financial and legal advisors concerning the terms of the Restructuring Support Agreement, as well as information from the Debtors’ own legal and financial advisors. The members of the Special Committee had multiple conversations among themselves, with their advisors, and with other directors and officers of the Debtors and the Debtors’ financial and legal advisors concerning the Restructuring Support Agreement. On March 14, 2018, the Special Committee approved the Debtors’ entry into the Restructuring Support Agreement. The Special Committee’s decision to approve the Debtors’ entry into the Restructuring Support Agreement was made in good faith by the Special Committee, was made in full compliance with the independent directors’ fiduciary duties, and was not made at the direction of, or under the influence or control of, the Consenting Sponsors or their representatives or affiliates.

83.    The Restructuring Support Agreement approved by the Special Committee contemplates the classification of the 2021 Notes Claims with the Legacy Notes Claims, the provision of $200 million of New Debt and 5% of Reorganized iHeart’s equity to existing Holders of 2021 Notes Claims and Legacy Notes Claims, the provision of 1% of Reorganized iHeart’s equity to existing Holders of iHeart Interests, and mutual third-party releases, including for the Consenting Sponsors. The Restructuring Support Agreement also contains a “fiduciary out” which provides the Special Committee with the authority to terminate the Restructuring Support Agreement if they believe that proceeding with any of the Restructuring Transactions would be inconsistent with the exercise of their fiduciary duties. The Special Committee’s decision to approve the Restructuring Support Agreement took into account all of these provisions, as well as the other provisions of the Restructuring Support Agreement.

84.    The negotiation and approval of the Restructuring Support Agreement and parties’ conduct in connection with those events do not provide any grounds for the equitable subordination of any Claim to any other Claim.

f.	The Special Committee’s Investigation of Claims.

85.    Pursuant to the “fiduciary out” contained within the Restructuring Support Agreement, following the execution of the Restructuring Support Agreement and the commencement of the Chapter 11 Cases, the Special Committee conducted an investigation of potential Causes of Action the Debtors could potentially pursue against the Consenting Sponsors. The investigation was conducted by the members of the Special Committee and their legal and financial advisors.

86.    The Special Committee’s investigation included requesting and reviewing documents from public sources, from the Debtors, and from the Consenting Sponsors, interviewing company witnesses and representatives of the Consenting Sponsors, discussions with counsel for the Consenting Sponsors and the Committee, and legal and financial analysis by the Special Committee’s advisors.

87.    Among the Causes of Action considered against the Consenting Sponsors were fraudulent conveyance or fraudulent transfer, breach of fiduciary duty or aiding and abetting the breach of fiduciary duty, avoidable preferences, and equitable subordination. Following its investigation, the Special Committee concluded that (a) the Debtors did not hold any viable Causes of Action against the Consenting Sponsors or their Related Parties in light of the cost and delay to pursue any Claims and (b) the Consenting Sponsors provided material benefits, compromises, and contributions in furtherance of the Debtors’ restructuring and confirmation of the Plan. Therefore, nothing in the investigation caused the Special Committee to believe it should exercise the “fiduciary out” under the Restructuring Support Agreement, terminate the Restructuring Support Agreement, or modify the releases contained in Article VIII of the Plan.

88.    The Plan provides for the allowance, classification, and treatment of all Allowed Claims against and Allowed Interests in the Debtors and the respective distributions and treatments under the Plan take into account and conform to the relative priority and rights of the Claims and Interests in each Class in connection with any contractual, legal, and equitable subordination rights relating thereto, whether arising under general principles of equitable subordination, section 510(b) of the Bankruptcy Code, or otherwise.

WW.	Alleged Section 510(b) Claims.

89.    Certain Holders of Legacy Notes Claims have asserted Section 510(b) Claims (collectively, the “Legacy 510(b) Claimants”), alleging the Debtors committed securities fraud and common-law fraud (collectively, the “Legacy 510(b) Proofs of Claim”). On October 24, 2018, the Bankruptcy Court held a trial in the related Springing Lien Adversary Proceeding. The allegations of the Legacy Notes Trustee and the Legacy 510(b) Claimants substantially overlap, and the Bankruptcy Court adopts its findings of facts and conclusions of law set forth in the Springing Lien Opinion. Specifically, the so-called “springing lien condition” granted by the Debtors does not fall within the definition of a “Mortgage” as set forth in the Legacy Notes Indenture. Further, the Debtors disclosed the existence of the “springing lien condition” in multiple public SEC filings, and never affirmatively stated that the priority guarantee notes were not secured by Principal Property. In addition, the Legacy 510(b) Claimants have suffered no harm or damages because, even if the “springing lien” was a “Mortgage” under Section 1006 of the Legacy Notes Indenture, the Holders of Legacy Notes Claims are not entitled to any lien or actual security interest because the Springing Lien Trigger Date and Existing Notes Condition (each as defined in the Disclosure Statement) have not occurred under the Term Loan Credit Agreement or terms of the priority guarantee notes’ indentures. Finally, pursuant to Stipulation and Order (I) Granting the Legacy 510(b) Claimants Leave to Withdraw and Deeming the Legacy 510(b) Claims Withdrawn; and (II) Overruling iHeartCommunications, Inc.’s Claim Objections as Moot [Docket No. 2364], the Legacy 510(b) Claimants have agreed that they will not prosecute the Legacy 510(b) Proofs of Claim and that the Legacy 510(b) Proofs of Claim shall be deemed withdrawn. The Legacy 510(b) Proofs of Claim are hereby disallowed and expunged in their entirety.

XX.	The CCOH Separation Settlement Agreement.

90.    On December 16, 2018, the Debtors signed the CCOH Separation Settlement Agreement with (a) GAMCO Asset Management, Inc. (“GAMCO”) both individually on behalf of the putative class of public shareholders (the “Settlement Class”) of Clear Channel Outdoor Holdings, Inc. (“CCOH”) and derivatively on behalf of CCOH, (b) Norfolk County Retirement

System (“Norfolk”), both individually and derivatively on behalf of CCOH, (c) CCOH; (d) Bain Capital Partners, LLC and Bain Capital LP (collectively, “Bain”); (e) Thomas H. Lee Partners, L.P. (“THL”); and (f) the Delaware Individual Defendants (as defined in the CCOH Separation Settlement Agreement).

91.    On December 17, 2018, the Bankruptcy Court entered the Order (I) Directing the Application of Bankruptcy Rules 7023 and 7023.1, (II) Preliminarily Approving the Settlement, (III) Approving the Retention of Prime Clerk LLC as Notice Administrator, (IV) Approving the Form and Manner of Notice, (V) Scheduling a Fairness Hearing to Consider Final Approval of the Settlement as Part of Confirmation of the Plan, and (VI) Granting Related Relief [Docket No. 2219] and the Order (I) Directing the Application of Bankruptcy Rules 7023 and 7023.1, (II) Certifying a Class, Designating a Class Representative, and Appointing Class Counsel for Purposes of Settlement, and (III) Granting Related Relief [Docket No. 2221] (the “GAMCO Order”).

92.    Pursuant to the GAMCO Order, the Bankruptcy Court approved the Settlement Class for settlement purposes only pursuant to Federal Rules of Civil Procedure 23 and 23.1 and Bankruptcy Rules 7023, 7023.1, and 9014, consisting of all persons or entities who were minority shareholders of CCOH’s Class A common shares from March 14, 2015 to March 14, 2018. Further, pursuant to the GAMCO Order, the Bankruptcy Court found, for the purposes of the CCOH Separation Settlement, that: (i) the Class was so numerous that joinder of all Settlement Class members was impracticable; (ii) there were questions of law or fact common to the Settlement Class; (iii) the claims of GAMCO, the Settlement Class representative, were typical of the claims or defenses of the Settlement Class; (iv) GAMCO, as Settlement Class representative, and the law firm of Entwistle & Cappucci LLP, as Settlement Class counsel, would fairly and adequately represent and protect the interests of the Settlement Class members; (v) prosecuting separate actions by or against individual Settlement Class members would create a risk of inconsistent or varying adjudications with respect to individual Settlement Class members that would establish incompatible standards of conduct for the party opposing the Settlement Class; and (vi) prosecuting separate actions by or against individual Settlement Class members would create a risk of adjudications with respect to individual Settlement Class members that, as a practical matter, would be dispositive of the interests of the other members not parties to the individual adjudications or would substantially impair or impede their ability to protect their interests.

93.    The CCOH Separation Settlement Agreement provided the Debtors with full releases of all claims, objections and all other causes of action that have been asserted, could have been asserted, or could ever be asserted by or on behalf of CCOH, GAMCO, Norfolk, and any or all of the Remaining Minority Shareholders (as defined in the CCOH Separation Settlement Agreement) of CCOH, individually, derivatively, and/or on a class basis relating in any way to the subject matter of the Debtors’ Chapter 11 Cases or the Delaware Actions (as defined in the CCOH Separation Settlement Agreement) or the intercompany agreements between CCOH and the Debtors, except to the extent set forth in the CCOH Separation Settlement Agreement. The CCOH Separation Settlement Agreement also facilitates the separation of CCOH from the Debtors, which is an essential element of the Debtors’ Plan which has the overwhelming support of the Debtors’ voting creditor classes. The CCOH Separation Settlement Agreement also provided that CCOH, GAMCO, Norfolk, and any or all of the Remaining Minority Shareholders of CCOH would support the Plan.

94.    The CCOH Separation Settlement Agreement is the product of arms’-length bargaining and extensive negotiations among the parties, and is not the result of fraud or collusion. The Debtors delegated exclusive authority to approve the CCOH Separation Settlement Agreement to their independent directors, Mr. Cremens and Mr. Brace. CCOH delegated exclusive authority to approve the CCOH Separation Settlement Agreement to its independent directors, Mr. Keglevic, Mr. Tremblay, and Mr. Tepner. Those independent directors, with the assistance of their own respective financial and legal advisors, evaluated the terms of the CCOH Separation Settlement Agreement, including the expense and risk of litigating the released claims, with respect to the Debtors and CCOH, as applicable. Mr. Cremens and Mr. Brace determined that the Debtors’ entry, and Mr. Keglevic, Mr. Tremblay, and Mr. Tepner determined that CCOH’s entry, into the CCOH Separation Settlement Agreement and the CCOH Separation Documents and the performance of the transactions contemplated thereby was advisable and in the best interests of the Debtors and CCOH, as applicable, and their respective stakeholders.

95.    The terms of the CCOH Separation Settlement Agreement are fair, reasonable, adequate, and equitable under Federal Rules of Civil Procedure 23 and 23.1, incorporated by Bankruptcy Rules 7023 and 7023.1, and all applicable case law.

96.    Given the novelty and complexity of the legal issues involved, the probability of success, and the expense of continued litigation, the CCOH Separation Settlement Agreement is in the best interests of the Debtors, their Estates, their creditors, CCOH, and the Settlement Class, and its terms are appropriate under the circumstances.

97.    Due notice has been given to the Settlement Class of the CCOH Separation Settlement Agreement, their ability to object to the CCOH Separation Settlement Agreement, and their right to appear in person or by counsel at the fairness hearing held on January 22, 2019 to consider final approval of the CCOH Separation Settlement Agreement as part of confirmation of the Plan.

YY.	Good Faith of PGN Trustees and Agents and the 2021 Notes Trustee and Agent.

98.    Each of the PGN Trustees and Agents and the 2021 Notes Trustee and Agent, at all times, acted in good faith and as a prudent person in the discharge of its respective duties under the applicable Notes Indentures and any Security Documents (as that term is defined in the applicable Notes Indentures).

99.    Each of the PGN Trustees and Agents and the 2021 Notes Trustee and Agent has complied with any applicable obligations and duties under the applicable Notes Indentures, any Security Documents (as that term is defined in the applicable Notes Indentures) and related debt documents.

100.    The Plan is consistent with each of the PGN Trustees and Agents’ and the 2021 Notes Trustee and Agents’ duties and powers under the applicable Notes Indentures and any Security Documents (as that terms is defined in the applicable Notes Indentures).

BASED ON THE FOREGOING, IT IS HEREBY ORDERED THAT:

A.	Confirmation.

101.    The Plan and the other Plan Documents shall be, and hereby are, confirmed under section 1129 of the Bankruptcy Code. The terms of the Plan Documents are incorporated by reference into, and are an integral part of, the Plan and this Confirmation Order and are authorized and approved, and the Debtors and Reorganized Debtors are authorized to implement their provisions and consummate the Plan without any further authorization except as expressly required by the Plan or this Confirmation Order.

B.	Objections.

102.    All objections, responses, reservations, statements, and comments in opposition to the Plan, other than those resolved or withdrawn with prejudice prior to, or on the record at, the Confirmation Hearing are overruled on the merits in all respects. All withdrawn objections, if any, are deemed withdrawn with prejudice.

103.    Notwithstanding the foregoing, the objections filed at docket numbers 2056, 2279, and 2437, other than any objections related to confirmation of the Plan contained therein, are hereby adjourned to a later date to be determined, pending resolution of such objections.

C.	Omission of Reference to Particular Plan Provisions.

104.    The failure to specifically describe or include any particular provision of the Plan or the Plan Documents in this Confirmation Order shall not diminish or impair the effectiveness of such provision, and such provision shall have the same validity, binding effect, and enforceability as every other provision of the Plan and the Plan Documents.

D.	Deemed Acceptance of the Plan as Modified.

105.    In accordance with section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019, all Holders of Claims who voted to accept the Plan or who are conclusively presumed to have accepted the Plan are deemed to accept the Plan, subject to modifications, if any. No Holder of a Claim shall be permitted to change its vote as a consequence of the Plan modifications. All modifications to the Plan made after the Solicitation Date are hereby approved, pursuant to section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019.

E.	Continued Corporate Existence and Vesting of Assets in the Reorganized Debtors.

106.    Except as otherwise provided in the Plan, the Plan Documents, or this Confirmation Order, on the Effective Date, each Debtor shall continue to exist after the Effective Date as a Reorganized Debtor and as a separate corporation, limited liability company, partnership, or other form of entity, as the case may be, with the powers of a corporation, limited liability company, partnership, or other form of entity, as the case may be, pursuant to the applicable law in the jurisdiction in which each applicable Debtor is incorporated or formed and pursuant to the respective certificate of incorporation and by-laws (or other analogous formation or governing documents) in effect before the Effective Date, except to the extent such certificate of incorporation and by-laws (or other analogous formation or governing documents) are amended by the Plan or Plan Documents, or otherwise amended in accordance with applicable law. To the extent such documents are amended, such documents are deemed to be amended pursuant to the Plan and require no further action or approval (other than any requisite filings required under applicable state or federal law).

107.    On and after the Effective Date, each Reorganized Debtor may operate its business and may use, acquire, or dispose of property and compromise or settle any Claims, Interests, or Causes of Action without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or the Bankruptcy Rules, other than those restrictions expressly imposed by the Plan or this Confirmation Order.

F.	Plan Implementation.

108.    General Authorization. The transactions described in the Plan, the other Plan Documents, and this Confirmation Order are hereby approved. On or before the Effective Date, and after the Effective Date, as necessary, and without any further order of the Bankruptcy Court or other authority, the Debtors or the Reorganized Debtors, as applicable, and their respective directors, managers, officers, members, agents, attorneys, financial advisors, and investment bankers (each, a “Designated Person”) are authorized and empowered pursuant to section 1142(b) of the Bankruptcy Code and other applicable laws to and shall (a) grant, issue, execute, deliver, file, or record any agreement, document, or security, and the documents contained in the Plan or the Plan Documents (as modified, amended, and supplemented pursuant to the provisions of the Plan governing such modifications, amendments, and supplements), in substantially the form included therein, or any other documents related thereto; and (b) take any action necessary or appropriate to implement, effectuate, and consummate the Plan, the Plan Documents, or this Confirmation Order in accordance with their terms, including, without limitation: (i) causing (w) a Debtor or Reorganized Debtor to be merged into another Debtor or Reorganized Debtor, or its subsidiary or Affiliate; (x) a Debtor or Reorganized Debtor to be dissolved; (y) the legal name and/or corporate form of a Debtor or Reorganized Debtor to be changed; or (z) the closure of a Reorganized Debtor’s case on the Effective Date or anytime thereafter; (ii) causing any action set forth in the Restructuring Transactions Memorandum, and other actions to be taken in accordance with such Restructuring Transactions Memorandum prior to or following entry of this Confirmation Order; (iii) taking any action necessary to provide for, implement, or effectuate the purchase of substantially all the assets of, or Interests in, any of the Debtors or the Reorganized Debtors by one or more Entities to be wholly-owned by any of the Debtors or the Reorganized Debtors, including any newly-formed Entities created to effectuate the Plan; and (iv) paying any taxes owing in respect of distributions and transfers under the Plan and making tax elections in respect of any of the Debtors or the Reorganized Debtors. Any of the Debtors or the Reorganized Debtors or their respective Designated Persons, as applicable, shall have the authority to take any of the actions described in clauses (a) and (b) above on behalf of any Debtor or Reorganized Debtor, as applicable. All such actions taken or caused to be taken shall be deemed to have been authorized and approved by the Bankruptcy Court without further approval, act, or action under any applicable law, order, rule, or regulation, including, among other things, (x) all transfers of assets that are to occur pursuant to the Plan, the Plan Documents, or this Confirmation Order;

(y) the incurrence of all obligations contemplated by the Plan, the Plan Documents, or this Confirmation Order and the making of all distributions under the Plan, the Plan Documents, or this Confirmation Order; and (z) entering into any and all transactions, contracts, leases, instruments, releases, and other documents and arrangements permitted by applicable law, order, rule, or regulation. The approvals and authorizations specifically set forth in this Confirmation Order are nonexclusive and are not intended to limit the authority of the Debtors, the Reorganized Debtors, or any Designated Person thereof to take any and all actions necessary or appropriate to implement, effectuate, and consummate any and all documents or transactions contemplated by the Plan, the Plan Documents, or this Confirmation Order pursuant to section 1142(b) of the Bankruptcy Code. Pursuant to section 1142 of the Bankruptcy Code, to the extent that, under applicable nonbankruptcy law or the rules of any stock exchange, any of the foregoing actions that would otherwise require approval of the equity holders, directors, or managers (or any equivalent body) of the Debtors or the Reorganized Debtors, such approval shall be deemed to have occurred and shall be in effect from and after the Effective Date without any further action by the equity holders, directors, or managers (or any equivalent body) of the Debtors or the Reorganized Debtors. On the Effective Date, or as soon thereafter as is practicable, the Debtors or the Reorganized Debtors, as applicable, shall, if required, file any documents required to be filed in such jurisdictions so as to effectuate the provisions of the Plan. Any or all documents contemplated herein shall be accepted by each of the respective filing offices and recorded, if required, in accordance with applicable law. All counterparties to any documents described in this paragraph are hereby directed to execute such documents as may be required or provided by such documents, without any further order of the Bankruptcy Court.

109.    No Action. Pursuant to section 303 of the General Corporation Law of the State of Delaware and any comparable provision of the business corporation laws of any other state, as applicable, and section 1142(b) of the Bankruptcy Code, this Confirmation Order shall constitute authorization for the Debtors or the Reorganized Debtors, as applicable, to enter into, execute, deliver, file, adopt, amend, restate, consummate, or effectuate, as the case may be, the Plan, the Plan Documents, this Confirmation Order, and any contract, instrument, or other document to be executed, delivered, adopted, or amended in connection with the implementation of the Plan. The respective directors, managers, stockholders, managers, or members of the Debtors or the Reorganized Debtors shall not be required to take any actions in connection with the implementation of the Plan, the Plan Documents, or this Confirmation Order. The Plan Documents are hereby approved, adopted, and effective upon the Effective Date.

G.	Binding Effect.

110.    On the date of and after entry of this Confirmation Order and subject to the occurrence of the Effective Date, the Plan, the Plan Documents, and this Confirmation Order shall bind any Holder of a Claim or Interest and such Holder’s respective successors and assigns, whether or not: (a) the Claim or Interest is Impaired under the Plan; (b) such Holder has accepted the Plan; (c) such Holder has failed to vote to accept or reject the Plan or voted to reject the Plan; (d) such Holder is entitled to a distribution under the Plan; (e) such Holder will receive or retain any property or interests in property under the Plan; and (f) such Holder has filed a Proof of Claim in the Chapter 11 Cases. The Plan, the Plan Documents, and this Confirmation Order constitute legal, valid, binding, and authorized obligations of the respective parties thereto and shall be enforceable in accordance with their terms. Pursuant to section 1142(a) of the Bankruptcy Code, the Plan, the Plan Documents, and this Confirmation Order shall apply and be enforceable notwithstanding any otherwise applicable nonbankruptcy law.

H.	Plan Classification Controlling.

111.    The terms of the Plan shall solely govern the classification of Claims and Interests for purposes of the distributions to be made thereunder. The classifications set forth on the Ballots tendered to or returned by the Holders of Claims or Interests in connection with voting on the Plan: (a) were set forth on the Ballots solely for purposes of voting to accept or reject the Plan; (b) do not necessarily represent, and in no event shall be deemed to modify or otherwise affect, the actual classification of such Claims and Interests under the Plan for distribution purposes; (c) may not be relied upon by any Holder of a Claim or Interest as representing the actual classification of such Claim or Interest under the Plan for distribution purposes; and (d) shall not be binding on the Debtors except for voting purposes. All rights of the Debtors and the Reorganized Debtors to challenge, object to, or seek to reclassify Claims or Interests are expressly reserved.

I.	Operation as of the Effective Date.

112.    Upon the occurrence of the Effective Date, the terms of the Plan, the Plan Documents, and this Confirmation Order shall be immediately effective and enforceable and deemed binding upon the Debtors, the Reorganized Debtors, and any and all Holders of Claims against or Interests in the Debtors (irrespective of whether their Claims or Interests are deemed to have accepted the Plan), all Entities that are parties to or are subject to the settlements (including the Plan Settlement, the Committee Plan Settlement, the CCOH Plan and Separation Settlement, and the Legacy Notes Plan Settlement), compromises, releases, discharges, and injunctions described in the Plan, each Entity acquiring property under the Plan, and any and all non-Debtor parties to Executory Contracts and Unexpired Leases with the Debtors.

J.	Restructuring Transactions.

113.    The Debtors and the Reorganized Debtors are authorized to implement and consummate the Restructuring Transactions pursuant to the Plan, the Restructuring Transactions

Memorandum (as may be amended), any other Plan Documents (as may be amended), and this Confirmation Order and are authorized to execute and deliver all necessary documents or agreements required to perform their obligations thereunder. The Restructuring Transactions set forth in the Plan, including the release of CCH from its guarantee of iHC’s indebtedness, are approved and authorized in all respects. The Debtors and the Reorganized Debtors are authorized and directed to take all actions necessary, appropriate, or desirable to enter into, implement, and consummate the contracts, instruments, releases (including the release of CCH from its guarantee of iHC’s indebtedness), agreements, or other documents created or executed in connection with the Plan. In accordance with section 1142 of the Bankruptcy Code and applicable nonbankruptcy law, such actions may be taken without further action by stockholders, managers, or directors.

K.	CCOH Separation and the CCOH Separation Settlement.

114.    The Debtors, the Reorganized Debtors, and CCOH are authorized to implement and consummate the CCOH Separation and the CCOH Separation Settlement Agreement pursuant to the Plan and the CCOH Plan and Separation Settlement, the CCOH Separation Documents, and this Confirmation Order, and are authorized to execute and deliver all necessary documents or agreements required to perform their obligations thereunder. The CCOH Separation pursuant to the Plan, including the CCOH Separation Documents and the CCOH Separation Settlement Agreement, is approved and authorized in all respects. Effective immediately, iHC shall have waived its right to consent to CCOH’s and its subsidiaries’ ability to replace or refinance the Series A and Series B Senior Subordinated Notes due 2020 issued by Clear Channel Worldwide Holdings, Inc.

115.    The Debtors and the Reorganized Debtors are authorized and directed to take all actions necessary, appropriate, or desirable to enter into, implement, and consummate the contracts, instruments, releases, agreements, or other documents created or executed in connection with the CCOH Separation Settlement Agreement. In accordance with section 1142 of the Bankruptcy Code and applicable nonbankruptcy law, such actions may be taken without further action by stockholders, managers, or directors of the Debtors; provided that CCOH (or its successor) shall take any and all actions required by applicable corporate law, securities laws, and stock exchange requirements to consummate the CCOH Separation.

L.	New Corporate Governance Documents.

116.    On the Effective Date, the Reorganized Debtors shall enter into the New Corporate Governance Documents, and the New Corporate Governance Documents shall, as of the Effective Date, be valid, binding, and enforceable in accordance with their terms, and each Holder of New iHeart Common Stock, Special Warrants, and the Radio NewCo Preferred Stock (as applicable) shall be bound thereby, in each case without the need for execution by any party thereto other than the Reorganized Debtors.

M.	New ABL Credit Agreement Documents.

117.    The incurrence of the New ABL Indebtedness and entry into the New ABL Credit Agreement Documents, in form and substance consistent with the requirements set forth in the New ABL Credit Agreement Term Sheet, and all transactions contemplated thereby, including, without limitation, any supplemental or additional syndication of the New ABL Indebtedness, and all actions to be taken, undertakings to be made, and obligations to be incurred by the Reorganized Debtors in connection therewith, including the payment of all fees, indemnities, costs, and expenses provided for therein, are hereby approved.

118.    The Debtors and the Reorganized Debtors, as applicable, are authorized in all respects, without further notice to any party, or further order or other approval of the Bankruptcy Court, or further act or action under applicable law, regulation, order, or rule, or the vote, consent, authorization or approval of any Person except as otherwise required by the New ABL Credit

Agreement Documents, to (a) execute and deliver, or cause to be executed and delivered the New ABL Credit Agreement Documents, which shall be in form and substance consistent with the requirements set forth in the New ABL Credit Agreement Term Sheet, and to perform their obligations thereunder, including, but not limited to, any documents related to the loans and other extensions of credit contemplated by the New ABL Indebtedness, any guarantees thereof and any other documents executed in connection therewith, except as otherwise required by the New ABL Credit Agreement Documents, subject to such modifications as the Reorganized Debtors and the New ABL Credit Agreement Agent may mutually agree are necessary or appropriate to effectuate the New ABL Indebtedness, (b) to grant Liens to secure such loans, other than extensions of credit and guarantees, (c) incur the indebtedness under the New ABL Credit Agreement Documents and (d) perform all obligations under the New ABL Credit Agreement Documents and the payment of all fees, expenses, losses, damages, indemnities, and other amounts provided under the New ABL Credit Agreement Documents, in each case consistent with the terms of the New ABL Credit Agreement Documents or otherwise on terms and conditions acceptable to the New ABL Credit Agreement Agent.

119.    The obligations of the Reorganized Debtors under the New ABL Credit Agreement Documents shall constitute legal, valid, binding and authorized obligations of the Reorganized Debtors and the New ABL Indebtedness and the New ABL Credit Agreement Documents shall be enforceable in accordance with their terms. The Debtors’ or the Reorganized Debtors’, as applicable, entry on the Effective Date into the New ABL Indebtedness and the New ABL Credit Agreement Documents is approved in all respects by virtue of this Confirmation Order, in accordance with the Bankruptcy Code and applicable state law (including, but not limited to section 303 of the Delaware General Corporation Law and section 10.301 of the Texas Business

Organizations Code, to the extent applicable and any analogous provision of the applicable business organizations law or code of each other state in which the Reorganized Debtors are incorporated or organized) and without the need for further corporate action or any further action by Holders of Claims or Interest in the Debtors or the Reorganized Debtors or stockholders, directors, members or partners of the Debtors or the Reorganized Debtors, and with like effect as if such actions had been taken by unanimous actions thereof.

120.    Each of the Reorganized Debtors, without any further action by the Bankruptcy Court or each respective Reorganized Debtors’ officers, directors or stockholders, is hereby authorized and directed to enter into, and take such actions as necessary to perform under, or otherwise effectuate, the New ABL Indebtedness and the New ABL Credit Agreement Documents, as well as any notes, documents or agreements in connection therewith, including, without limitation, any documents required in connection with the creation, continuation or perfection of Liens or other security interests in connection therewith.

121.    On the Effective Date, all of the Liens and security interests to be granted pursuant to the Plan, the New ABL Indebtedness, and the New ABL Credit Agreement Documents, including the Continuing Liens, shall be (a) deemed approved, (b) legal, valid, binding, and enforceable Liens on, and security interests in, the collateral granted thereunder in accordance with the terms of the New ABL Indebtedness, the New ABL Credit Agreement Documents, and the New ABL Credit Agreement Term Sheet and with the priorities established in respect thereof under applicable nonbankruptcy law, and (c) deemed perfected on the Effective Date, subject only to such Liens and security interests as may be permitted under the New ABL Indebtedness and the New ABL Credit Agreement Documents.

122.    The Reorganized Debtors and the secured parties (and their designees and agents) under the New ABL Credit Agreement Documents are hereby authorized to make all filings and recordings, and to obtain all governmental approvals and consents to evidence, establish, continue, and perfect such Liens, including the Continuing Liens, and other security interests under the provisions of the applicable state, provincial, federal, or other law that would be applicable in the absence of the Plan and this Confirmation Order (it being understood that the perfection of the Liens and security interests granted under the New ABL Credit Agreement Documents shall occur automatically by virtue of the entry of this Confirmation Order and the consummation of the New ABL Indebtedness, and any such filings, recordings, approvals, and consents shall not be necessary or required as a matter of law to perfect or continue the perfection of such Liens and other security interests), and shall thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable law to give notice of such Liens and other security interests to third parties.

123.     Neither the execution and delivery by the Reorganized Debtors of any of the New ABL Credit Agreement Documents nor the performance by the Reorganized Debtors of their respective obligations thereunder constitutes a violation of or a default under any contract or agreement to which it is a party, including those contracts or agreements assigned to the Reorganized Debtors or reinstated under the Plan.

124.    Notwithstanding anything to the contrary in the Plan, the Plan Documents, or this Confirmation Order, the Bankruptcy Court’s retention of jurisdiction shall not govern the enforcement of the New ABL Credit Agreement and the New ABL Credit Agreement Documents or any rights or remedies related thereto, other than the effectiveness of the Debtors’ entry into the New ABL Credit Agreement and the New ABL Credit Agreement Documents.

N.	New Debt Agreements and New Debt Documents.

125.    Unless otherwise replaced with cash proceeds of third-party market financing that becomes available on or prior to the Effective Date, and subject to, and upon the occurrence of, the Effective Date, and without further notice to any party, or further order or other approval of the Bankruptcy Court, or further act or action under applicable law, regulation, order, or rule, or the vote, consent, authorization or approval of any Person, the Debtors or Reorganized Debtors, as applicable, shall be and hereby are authorized to enter into and perform under the New Debt Agreements and execute and deliver the New Debt Agreements and the other New Debt Documents. All Holders of Allowed Term Loan Credit Agreement Claims, Allowed PGN Claims, Allowed 2021 Notes Claims, and Allowed Legacy Notes Claims entitled to distributions under the Plan shall automatically be deemed to be a party to, and bound by, the New Debt Documents, in accordance with their terms. This Confirmation Order shall constitute (a) approval of the New Debt Agreements and the other New Debt Documents, all transactions contemplated thereby, and all actions to be taken, undertakings to be made, and obligations to be incurred by the Reorganized Debtors in connection therewith; and (b) authorization for the Reorganized Debtors to enter into and execute the New Debt Agreements and the other New Debt Documents and take all actions required thereunder.

126.    Subject to, and upon the occurrence of, the Effective Date, the New Debt Agreements, the New Debt Documents, and any liens and security interests in favor of the New Debt agents or the New Debt lenders securing the obligations of the Reorganized Debtors under the New Debt Agreements shall: (a) be deemed to be granted; (b) constitute the legal, valid, and binding debt obligations of the Reorganized Debtors; (c) be deemed perfected on the Effective Date; (d) not be subject to recharacterization or equitable subordination for any purposes whatsoever and shall not constitute preferential transfers or fraudulent conveyances under the Bankruptcy Code or any applicable nonbankruptcy law; and (e) be enforceable in accordance with their respective terms. The New Debt Agreements and the New Debt Documents shall be deemed to have been entered into in good faith and for legitimate business purposes, and be reasonable. The New Debt Agreements and the New Debt Documents shall not be subject to recharacterization, equitable subordination, or avoidance for any purposes whatsoever and shall not constitute preferential transfers or fraudulent conveyances under the Bankruptcy Code or any other applicable nonbankruptcy law. On the Effective Date, all of the liens and security interests to be granted in accordance with the New Debt Agreements and the New Debt Documents, shall be legal, valid, binding, enforceable, and duly perfected liens on, and security interests in, the applicable property and assets of the Reorganized Debtors granted in accordance with the terms of the New Debt Agreements and the New Debt Documents and shall be deemed perfected on the Effective Date, subject only to such liens and security interests as may be permitted under the terms of the New Debt Agreements and the New Debt Documents.

127.    The Reorganized Debtors and the Persons and Entities granted such Liens and security interests shall be authorized to make all filings and recordings and to obtain all governmental approvals and consents necessary to establish and perfect such Liens and security interests under the provisions of applicable state, federal, or other law that would be applicable in the absence of the Plan and this Confirmation Order (it being understood that perfection shall occur automatically by virtue of this Confirmation Order and any such filings, recordings, approvals, and consents shall not be required), and the Reorganized Debtors shall thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable law to give notice of such Liens and security interests to third parties.

128.    Notwithstanding anything to the contrary in the Plan, the Plan Documents, or this Confirmation Order, the Bankruptcy Court’s retention of jurisdiction shall not govern the enforcement of the New Debt Agreements and the New Debt Documents or any rights or remedies related thereto, other than the effectiveness of the Debtors’ entry into the New Debt Agreements and the New Debt Documents.

129.    Notwithstanding the foregoing, the Debtors or Reorganized Debtors, as applicable, shall be and hereby are authorized to replace some or all of the New Debt with cash proceeds of third-party market financing that becomes available on or prior to the Effective Date; provided that any reduction of New Debt shall be made proportionally across all Holders of Allowed Claims that are entitled to receive New Debt under the Plan.

O.	Issuance of Securities.

130.    Pursuant to section 1145 of the Bankruptcy Code, the issuance of the 1145 Securities (whether issued upon the Effective Date, or later, upon the exercise of Special Warrants), as contemplated by the Plan, shall be exempt from the registration requirements of section 5 of the Securities Act and any other applicable United States, state, or local law requiring registration prior to the offering, issuance, distribution, or sale of securities. In addition, the 1145 Securities contemplated by the Plan: (a) will not be “restricted securities” as defined in rule 144(a)(3) under the Securities Act; and (b) will be freely tradable and transferable in the United States by the recipients thereof that (i) are not “affiliates” of the Debtors as defined in Rule 144(a)(1) under the Securities Act; (ii) have not been “affiliates” within 90 days of such transfer; and (iii) are not entities that are “underwriters” as defined in section 1145(b)(1) of the Bankruptcy Code, and subject to compliance with applicable securities laws and any rules and regulations of the SEC, if any, applicable at the time of any future transfer of such 1145 Securities and subject to any restrictions in the New Corporate Governance Documents and the New CCOH Corporate

Governance Documents; provided that the transfer of the 1145 Securities may be restricted by the Communications Act, and the rules, regulations, and orders promulgated thereunder by the FCC, the New Corporate Governance Documents, the New CCOH Corporate Governance Documents, and the Special Warrant Agreement. Should the Reorganized Debtors elect on or after the Effective Date to reflect any ownership of the 1145 Securities to be issued under the Plan through the facilities of DTC, the Reorganized Debtors need not provide any further evidence other than the Plan or this Confirmation Order with respect to the treatment of the 1145 Securities to be issued under the Plan under applicable securities laws. DTC shall be required to accept and conclusively rely upon the Plan and this Confirmation Order in lieu of a legal opinion regarding whether the 1145 Securities to be issued under the Plan are exempt from registration and/or eligible for DTC book-entry delivery, settlement, and depository services. Notwithstanding anything to the contrary in the Plan, no Entity (including, for the avoidance of doubt, DTC) may require a legal opinion regarding the validity of any transaction contemplated by the Plan, including, for the avoidance of doubt, whether the 1145 Securities to be issued under the Plan are exempt from registration and/or eligible for DTC book-entry delivery, settlement, and depository services.

131.    The issuance of the 4(a)(2) Securities, as contemplated by the Plan, shall be exempt from registration under the Securities Act in reliance on the exemption from the registration requirements of the Securities Act provided by section 4(a)(2) of the Securities Act (and/or Regulation D promulgated thereunder) or any similar registration exemption applicable outside of the United States and will be “restricted securities” subject to resale restrictions and may be resold, exchanged, assigned, or otherwise transferred only pursuant to registration, or an applicable exemption from, or in a transaction not subject to, registration under the Securities Act and other applicable law and subject to any restrictions in the New Corporate Governance Documents, the New CCOH Corporate Governance Documents, the Communications Act, and the rules, regulations, and orders promulgated thereunder by the FCC.

132.    Each Security issued and distributed pursuant to the Plan and this Confirmation Order shall be duly authorized, validly issued, fully paid, and non-assessable (in the case of New iHeart Common Stock issued upon exercise of Special Warrants, upon payment of the exercise price therefor), as applicable. Each distribution and issuance of the Securities referred to in Article IV of the Plan shall be governed by the terms and conditions set forth in the Plan applicable to such distribution or issuance and by the terms and conditions of the instruments evidencing or relating to such distribution or issuance, which terms and conditions shall bind each Entity receiving such distribution or issuance. The Debtors are authorized, without further approval of the Bankruptcy Court or any other party, to execute and deliver all agreements, documents, instruments, and certificates related thereto and perform their obligations thereunder.

133.    Each Person or Entity that receives Special Warrants pursuant to the Plan shall automatically be deemed to be a party to the Special Warrant Agreement, in accordance with its terms. Subject to, and upon the occurrence of, the Effective Date, and without further notice to any party, or further order or other approval of the Bankruptcy Court, or further act or action under applicable law, regulation, order, or rule, or the vote, consent, authorization, or approval of any Person, the Special Warrant Agreement is approved and shall be valid and binding on the Reorganized Debtors and all holders of Special Warrants issued pursuant to the Plan.

P.	Distributions.

134.    All distributions pursuant to the Plan shall be made in accordance with Article VI of the Plan, and such methods of distribution are approved. The Reorganized Debtors shall have no duty or obligation to make distributions to any Holder of an Allowed Claim or Allowed Interest unless and until such Holder executes and delivers, in a form acceptable to the Reorganized Debtors, all Plan Documents applicable to such distributions.

135.    Notwithstanding anything to the contrary in the Plan or this Confirmation Order, any rights of the 2021 Notes Trustee, 2021 Notes Agent, and Legacy Notes Trustee to assert a charging lien against distributions to Holders of Allowed 2021 Notes Claims and Allowed Legacy Notes Claims are preserved by the Plan, and all distributions under the Plan to Holders of Allowed 2021 Notes Claims and Allowed Legacy Notes Claims shall be subject to any such rights to assert a charging lien of such Notes Trustees and Agents.

136.    Notwithstanding anything to the contrary in the Plan or this Confirmation Order, on and as of the Effective Date (a) the Debtors’ indemnification obligations owed to the PGN Trustees and Agents under any applicable Notes Indentures or Security Documents (as that term is defined in the applicable Notes Indentures) will be assumed by the Reorganized Debtors up to an aggregate amount not to exceed $9.0 million (the “PGN Indemnity Cap”), which PGN Indemnity Cap shall be allocated to each PGN Trustee and Agent in specific amounts disclosed to the Debtors and the Term Loan/PGN Group and (b) any rights of any PGN Trustees and Agents to (i) assert a charging lien against any distributions to Holders of Allowed PGN Claims under the Plan or (ii) receive any portion of the distributions to Holders of Allowed PGN Claims that they may otherwise be entitled to receive as Holders of Allowed PGN Claims or under any applicable Notes Indentures, Security Documents (as that term is defined in the applicable Notes Indentures), or other agreements shall be deemed waived. For the avoidance of doubt, the foregoing shall not prejudice or impair any party’s rights to payments of fees and expenses, incurred through the Effective Date, pursuant and subject to Article IV.X of the Plan.

Q.	Retained Assets.

137.    To the extent that the retention by the Debtors of assets held immediately prior to emergence in accordance with the Plan is deemed, in any instance, to constitute a “transfer” of property, such transfer of property to the Debtors (a) is or shall be a legal, valid, and effective transfer of property; (b) vests or shall vest the Debtors with good title to such property, free and clear of all liens, charges, Claims, encumbrances, or interests, except as expressly provided in the Plan or this Confirmation Order; (c) does not and shall not constitute an avoidable transfer under the Bankruptcy Code or under applicable nonbankruptcy law; and (d) does not and shall not subject the Debtors to any liability by reason of such transfer under the Bankruptcy Code or under applicable nonbankruptcy law, including by laws affecting successor or transferee liability.

R.	Treatment of Executory Contracts and Unexpired Leases.

138.    Rejection of Executory Contracts and Unexpired Leases as set forth in Article V.A is hereby authorized. Assumption (or assumption and assignment) of the Executory Contracts and Unexpired Leases listed in the Assumed Executory Contract and Unexpired Lease List is hereby authorized. Any provisions in any Executory Contract or Unexpired Lease that prohibit or condition the assumption and assignment of any such Executory Contract or Unexpired Lease (including any “change of control” provision) or allow the party to any such Executory Contract or Unexpired Lease to terminate, recapture, impose any penalty, condition renewal or extension, or modify any term or condition upon the assumption and assignment of any such Executory Contract or Unexpired Lease (including any “change of control” provision), constitute unenforceable anti-assignment provisions that are void and of no force and effect, and all other requirements and conditions under sections 363 and 365 of the Bankruptcy Code for the assumption and assignment of any such Executory Contract or Unexpired Lease have been satisfied.

139.    Unless a party to an Executory Contract or Unexpired Lease being assumed (or assumed and assigned) under the Plan has timely objected to the cure costs identified in the Assumed Executory Contract and Unexpired Lease List and any amendments thereto, as applicable, the Debtors shall pay such cure costs in accordance with the terms of the Plan. The assumption and assignment of any Executory Contract or Unexpired Lease, pursuant to the Plan or otherwise, shall result in the full release and satisfaction of any Claims or defaults, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any assumed Executory Contract or Unexpired Lease at any time prior to the effective date of assumption and/or assignment. Any disputed cure costs shall be determined in accordance with the procedures set forth in Article V.D of the Plan, and applicable bankruptcy and nonbankruptcy law.

140.    Any Executory Contract or Unexpired Lease that is subject to an unresolved objection to the assumption (or assumption and assignment) of such Executory Contract or Unexpired Lease that is pending as of the Effective Date will not be assumed (or assumed and assigned) until entry of a Final Order resolving the dispute and approving the assumption (or assumption and assignment) of such Executory Contract or Unexpired Lease or as may be agreed upon by the Debtors or the Reorganized Debtors and the counterparty; provided that after the Effective Date, the Reorganized Debtors may settle any dispute regarding the amount of any cure cost without any further notice to any party or any action, order, or approval of the Bankruptcy Court; provided, further, that notwithstanding anything to the contrary in the Plan, the Debtors or the Reorganized Debtors, as applicable, shall have the right to either reject or nullify the assumption (or assumption and assignment) of any Executory Contract or Unexpired Lease within forty-five days after the entry of a Final Order resolving an objection to assumption, determining the cure cost under an Executory Contract or Unexpired Lease that was subject to a dispute, or resolving any request for adequate assurance of future performance required to assume such Executory Contract or Unexpired Lease.

141.    With respect to each Executory Contract or Unexpired Lease to be assumed and assigned under the Plan (if any): (a) the applicable assignee of such Executory Contract or Unexpired Lease has provided adequate assurance of future performance under the relevant Executory Contract or Unexpired Lease within the meaning of sections 365(b)(1)(C) and 365(f)(2)(B) of the Bankruptcy Code; and (b) the applicable assignee of such Executory Contract or Unexpired Lease shall be deemed to be substituted for the Debtors as a party to the applicable Executory Contract or Unexpired Lease and the Debtors and the Reorganized Debtors shall be relieved, pursuant to section 365(k) of the Bankruptcy Code, from any further liability under such Executory Contract or Unexpired Lease.

142.    Pursuant to Article V.C of the Plan, Proofs of Claim with respect to Claims arising from the rejection of Executory Contracts or Unexpired Leases, if any, must be filed with the Bankruptcy Court within thirty days of the later of (a) the date of entry of this Confirmation Order, or (b) the date of entry of any other order of the Bankruptcy Court approving such rejection. Any Claims arising from the rejection of an Executory Contract or Unexpired Lease not filed within such time will be automatically disallowed, forever barred from assertion, and shall not be enforceable against, as applicable, the Debtors, the Reorganized Debtors, the Estates, or property of the foregoing parties, without the need for any objection by the Debtors or the Reorganized Debtors, as applicable, or further notice to, or action, order, or approval of this Bankruptcy Court or any other Entity, and any Claim arising out of the rejection of the Executory Contract or Unexpired Lease shall be deemed fully satisfied, released, and discharged, notwithstanding anything in the Schedules or a Proof of Claim to the contrary.

S.	Indemnification Provisions.

143.    On and as of the Effective Date, the Indemnification Provisions will be assumed by the Debtors, and shall be reinstated and remain intact, irrevocable, and shall survive the Effective Date, and the New Corporate Governance Documents shall provide for indemnification, defense, reimbursement, and limitation of liability of, and advancement of fees and expenses to, the Debtors’ and the Reorganized Debtors’ current and former directors, equity holders, managers, officers, members, employees, attorneys, accountants, investment bankers, and other Professionals to the fullest extent permitted by law and at least to the same extent as provided under the Indemnification Provisions against any Cause of Action whether direct or derivative, liquidated or unliquidated, fixed or contingent, disputed or undisputed, matured or unmatured, known or unknown, foreseen or unforeseen, asserted or unasserted; provided that the Reorganized Debtors shall not indemnify any Person for any Cause of Action arising out of or related to any act or omission that is a criminal act or constitutes actual fraud, gross negligence, bad faith, or willful misconduct. The Reorganized Debtors shall not amend or restate their respective governance documents before, on, or after the Effective Date to terminate or materially adversely affect any of the Reorganized Debtors’ obligations to provide such rights to indemnification, defense, reimbursement, limitation of liability, or advancement of fees and expenses. Entry of this Confirmation Order constitutes the Bankruptcy Court’s approval of the Debtors’ foregoing assumption of each of the Indemnification Provisions.

T.	Post-Emergence Equity Incentive Program.

144.    The Post-Emergence Equity Incentive Program is hereby approved in its entirety and shall be adopted by the New Boards and implemented by the Reorganized Debtors as of the Effective Date without any further action by the Bankruptcy Court.

U.	Exemption from Transfer Taxes.

145.    To the fullest extent permitted by section 1146(a) of the Bankruptcy Code, any transfers of property pursuant to, in contemplation of, or in connection with the Plan shall not be subject to any stamp tax, document recording tax, conveyance fee, intangibles, mortgage tax, real estate transfer tax, mortgage recording tax, sales or use tax, Uniform Commercial Code filing or recording fee, regulatory filing or recording fee, or other similar tax or governmental assessment, and this Confirmation Order hereby directs the appropriate state or local governmental officials or agents to forgo the collection of any such tax or governmental assessment and accept for filing and recordation any of the foregoing instruments or other documents pursuant to such transfers of property without the payment of any such tax, recordation fee, or governmental assessment. Such exemption specifically applies, without limitation, to: (a) the creation, modification, consolidation, or recording of any mortgage, deed of trust, Lien, or other security interest, or the securing of additional indebtedness by such or other means; (b) the making, assignment, or recording of any lease or sublease; (c) any Restructuring Transaction authorized by the Plan; (d) and the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with the Plan, including (w) any merger agreements; (x) agreements of consolidation, restructuring, disposition, liquidation, or dissolution; (y) bills of sale; or (z) assignments executed in connection with any Restructuring Transaction occurring under the Plan.

V.	Governmental Approvals Not Required.

146.    Except for the FCC Approval and any SEC approvals required in connection with the CCOH Separation and as otherwise set forth in Section GG below, this Confirmation Order shall constitute all approvals and consents required, if any, by the laws, rules, or regulations of any state or any other governmental authority with respect to the implementation or Consummation of the Plan and the Plan Documents.

W.	Filing and Recording.

147.    This Confirmation Order is and shall be binding upon and shall govern the acts of all persons or entities including, without limitation, all filing agents, filing officers, title agents, title companies, recorders of mortgages, recorders of deeds, registrars of deeds, administrative agencies, governmental departments, secretaries of state, federal, state, and local officials, and all other persons and entities who may be required, by operation of law, the duties of their office, or contract, to accept, file, register, or otherwise record or release any document or instrument. Each and every federal, state, and local government agency is hereby directed to accept any and all documents and instruments necessary, useful, or appropriate (including financing statements under the applicable uniform commercial code) to effectuate, implement, and consummate the transactions contemplated by the Plan and this Confirmation Order without payment of any stamp tax or similar tax imposed by state or local law.

X.	Tax Withholding.

148.    In accordance with the provisions of the Plan and subject to Article VI.D of the Plan, to the extent applicable, the Reorganized Debtors shall comply with all tax withholding and reporting requirements imposed on them by any Governmental Unit, and all distributions pursuant to the Plan shall be subject to such withholding and reporting requirements. Notwithstanding any provision in the Plan to the contrary, the Reorganized Debtors shall be authorized to take all actions necessary or appropriate to comply with such withholding and reporting requirements, including liquidating a portion of the distribution to be made under the Plan to generate sufficient funds to pay applicable withholding taxes, withholding distributions pending receipt of information necessary to facilitate such distributions, or establishing any other mechanisms they believe are reasonable and appropriate. All Persons holding Claims against any Debtor shall be required to provide any additional information necessary for the Reorganized Debtors to comply with all tax withholding and reporting requirements imposed on them by any Governmental Unit. The Reorganized Debtors reserve the right to allocate any distributions made under the Plan in compliance with applicable wage garnishments, alimony, child support and other spousal awards, Liens, and encumbrances.

149.    Notwithstanding any other provision of the Plan to the contrary, each Holder of an Allowed Claim or Allowed Interest shall have the sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed by any Governmental Unit on account of such distribution.

Y.	Discharge of Claims and Termination of Interests; Compromise and Settlement of Claims, Interests, and Controversies.

150.    Pursuant to section 1141(d) of the Bankruptcy Code, and except as otherwise specifically provided in the Plan, this Confirmation Order, or in any contract, instrument, or other agreement or document created pursuant to the Plan, including the Plan Documents, the distributions, rights, and treatment that are provided in the Plan shall be in complete satisfaction, discharge, and release, effective as of the Effective Date, of Claims (including any Intercompany Claims resolved or compromised after the Effective Date by the Reorganized Debtors), Interests, and Causes of Action of any nature whatsoever, including any interest accrued on Claims or Interests from and after the Petition Date, whether known or unknown, against, liabilities of, Liens on, obligations of, rights against, and Interests in, the Debtors or any of their assets or properties, regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims and Interests, including demands, liabilities, and Causes of Action that arose before the Effective Date, any contingent or non-contingent liability on account of representations or warranties issued on or before the Effective Date, and all debts of the kind specified in sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, in each case whether or not: (a) a Proof of Claim based upon such debt, right, or Interest is filed or deemed filed pursuant to section 501 of the Bankruptcy Code; (b) a Claim is listed on the Debtors’ Schedules; (c) a Claim or Interest based upon such debt, right, or Interest is Allowed pursuant to section 502 of the Bankruptcy Code; or (d) the Holder of such a Claim or Interest has accepted the Plan. Any default or “event of default” by the Debtors or Affiliates with respect to any Claim or Interest that existed immediately before or on account of the Filing of the Chapter 11 Cases shall be deemed cured (and no longer continuing) as of the Effective Date. This Confirmation Order shall be a judicial determination of the discharge of all Claims and Interests, subject to the Effective Date occurring.

151.    Pursuant to Bankruptcy Rule 9019 and section 1123(b)(3) of the Bankruptcy Code and in consideration for the classification, distributions, releases, and other benefits provided pursuant to the Plan, on the Effective Date, the provisions of the Plan shall constitute a good faith compromise and settlement of all Claims, Causes of Action, Interests, controversies, or issues relating to the contractual, equitable, legal, and subordination rights that a Holder of a Claim or Interest may have with respect to any Allowed Claim or Allowed Interest, or any distribution to be made on account of such Allowed Claim or Allowed Interest.

152.    The Plan’s provisions for the allowance, classification, and treatment of all Allowed Claims against and Allowed Interests in the Debtors and the respective distribution and treatments under the Plan shall be deemed to take into account and conform to the relative priority and rights of the Claims and Interests in each Class in connection with any contractual, legal, and equitable subordination rights relating thereto, whether arising under general principles of equitable subordination, section 510(b) of the Bankruptcy Code, or otherwise.

153.    Upon the Effective Date, the Standing Motion, the Disputed ABL Claims Objection, the Springing Lien Adversary Proceeding, the Equitable Subordination Adversary Proceeding, the CCOH Claim Objection, the Standing Motion Joinder, the Prepetition Springing Lien Litigation, and the Texas Litigation shall be deemed withdrawn and/or dismissed, as applicable, with respect to all parties thereto, with prejudice and in their entirety.

154.    The Legacy Notes Trustee and the 2021 Notes Trustee, upon the Effective Date, shall be deemed to waive and release any right to appeal the Springing Lien Opinion and Springing Lien Judgment and any pending appeal of the Springing Lien Opinion and Springing Lien Judgment as of the Effective Date shall be deemed dismissed with prejudice on the Effective Date.

155.    The Consenting Legacy Noteholders and the Legacy Notes Trustee shall take any and all steps, to the extent necessary, to effectuate the foregoing withdrawals and/or dismissals, including but not limited to moving to dismiss any appeal of the Springing Lien Opinion and Springing Lien Judgment with prejudice.

156.    Upon the Effective Date, the Debtors, on behalf of themselves and their Estates, shall be deemed to waive and release (a) any right to recover costs pursuant to the Springing Lien Judgment and (b) all Claims, Causes of Action, obligations, and indemnities arising under that certain Letter Agreement by and between Kingdon Capital Management, L.L.C. and iHeartCommunications, Inc. dated October 20, 2014, including, for the avoidance of doubt, any such Claims, Causes of Action, obligations, and indemnities against Kingdon Associates, Kingdon Credit Master Fund L.P., Kingdon Family Partnership, L.P. and M. Kingdon Offshore Master Fund L.P.

Z.	The Releases, Injunction, Exculpation, and Related Provisions Under the Plan.

157.    The following releases, injunctions, exculpations, and related provisions, as set forth in Article VIII of the Plan and excerpted below and (in the second paragraph below as hereby modified by this Order), are incorporated herein in their entirety, are hereby approved and authorized in all respects, are so ordered, and shall be immediately effective on the Effective Date without further order or action on the part of this Bankruptcy Court or any other party:

a.

Releases by the Debtors. Pursuant to section 1123(b) of the Bankruptcy Code, on and after the Effective Date, in exchange for good and valuable consideration, including the obligations of the Debtors under the Plan and the contributions of the Released Parties to facilitate and implement the Plan, to the fullest extent permissible under applicable law, as such law may be extended or integrated after the Effective Date, each Released Party is deemed conclusively, absolutely, unconditionally, irrevocably, and forever released and discharged by each and all of the Debtors, the Reorganized Debtors, and their Estates, in each case on behalf of themselves and their respective successors, assigns, and representatives, and any and all other entities who may purport to assert any Cause of Action, directly or derivatively, by, through, for, or because of the foregoing entities, from any and all Causes of Action, including any derivative claims asserted or assertable on behalf of any of the Debtors, that the Debtors, the Reorganized Debtors, or their Estates or Affiliates, as applicable, would have been legally entitled to assert in its own right (whether individually or collectively) or on behalf of the Holder of any Claim against, or Interest in, a Debtor or other Entity, based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the Debtors’ capital structure, the assertion or enforcement of rights and remedies against the Debtors, the Debtors’ in- or out-of-court restructuring efforts, intercompany transactions between or among the Debtors and/or their Affiliates, the purchase, sale, or rescission of the purchase or sale of any Security of the Debtors or the Reorganized Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any Released Party, the Term Loan Credit Agreement Documents, the Notes and Notes Indentures, the Chapter 11 Cases and related adversary proceedings, the formulation, preparation, dissemination, negotiation, filing, or consummation of the Restructuring Support Agreement, the Disclosure Statement, the DIP Credit Agreement Documents, the New ABL Credit Agreement Documents, the Plan, or any Restructuring Transaction, contract, instrument, release, or other agreement or document created or entered into in connection with the Restructuring Support Agreement, the Disclosure Statement, the DIP Credit Agreement Documents, the New ABL Credit Agreement Documents, or the Plan, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including providing any legal opinion requested by any Entity regarding any transaction, contract, instrument, document, or other agreement contemplated by the Plan or the reliance by any Released Party on the Plan or the Confirmation Order in lieu of such legal opinion, the issuance or distribution of securities pursuant to the Plan, or the distribution of property under the Plan or any other related agreement, or upon any other related act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date, including the claims and causes of action asserted in the Texas Litigation and the CCOH Litigation. Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release any obligations of any Entity arising after the Effective Date under the Plan, the Confirmation Order, any Restructuring Transaction, or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan.

This Article VIII.B shall not operate to waive or release any right, Claim, or Cause of Action (i) in favor of any Debtor or Reorganized Debtor, as applicable, arising in the ordinary course of business under any contractual obligation owed to such Debtor or Reorganized Debtor (including any such accounts receivables obligations carried on the Debtors’ books and records and any such obligations under any Executory Contract or Unexpired Lease assumed by a Debtor or Reorganized Debtor, as applicable) or (ii) as expressly set forth herein or the Plan Supplement.

Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to section 1123(b) and Bankruptcy Rule 9019, of the releases described in this Article VIII.B by the Debtors, which includes by reference each of the related provisions and definitions contained in this Plan, and further, shall constitute the Bankruptcy Court’s finding that each release described in this Article VIII.B is: (1) in exchange for the good and valuable consideration provided by the Released Parties; (2) a good-faith settlement and compromise of such Causes of Action; (3) in the best interests of the Debtors and all Holders of Claims and Interests; (4) fair, equitable, and reasonable; (5) given and made after due notice and opportunity for hearing; (6) a sound exercise of the Debtors’ business judgment; and (7) a bar to any of the Debtors or Reorganized Debtors or their respective Estates asserting any Cause of Action related thereto, of any kind, against any of the Released Parties or their property.

b.

Releases by Holders of Claims and Interests. On and after the Effective Date, in exchange for good and valuable consideration, including the obligations of the Debtors under the Plan and the contributions of the Released Parties to facilitate and implement the Plan, to the fullest extent permissible under applicable law, as such law may be extended or integrated after the Effective Date, each of the Releasing Parties is deemed to have conclusively, absolutely, unconditionally, irrevocably, and forever released and discharged each Debtor, Reorganized Debtor, and Released Party from any and all Causes of Action, including any derivative claims asserted or assertable on behalf of any of the Debtors, the Reorganized Debtors, or their Estates or Affiliates, as applicable, that such Entity would have been legally entitled to assert in its own right (whether individually or collectively) or on behalf of the Holder of any Claim against, or Interest in, a Debtor or other Entity, based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the Debtors’ capital structure, the assertion or enforcement of rights and remedies against the Debtors, the Debtors’ in- or out-of-court restructuring efforts, intercompany transactions between or among the Debtors and/or their Affiliates, the purchase, sale, or rescission of the purchase or sale of any Security of the Debtors or the Reorganized Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any Released Party, the Term Loan Credit Agreement Documents, the Notes and Notes Indentures, the Chapter 11 Cases and related adversary proceedings, the formulation, preparation, dissemination, negotiation, filing, or consummation of the Restructuring Support Agreement, the Disclosure Statement, the DIP Credit Agreement Documents, the New ABL Credit Agreement Documents, the Plan, or any Restructuring Transaction, contract, instrument, release, or other agreement or document created or entered into in connection with the Restructuring Support Agreement, the Disclosure Statement, the DIP Credit Agreement Documents, the New ABL Credit Agreement Documents, or the Plan, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including providing any legal opinion requested by any Entity regarding any transaction, contract, instrument, document, or other agreement contemplated by the Plan or the reliance by any Released Party on the Plan or the Confirmation Order in lieu of such legal opinion, the issuance or distribution of securities pursuant to the Plan, or the distribution of property under the Plan or any other related agreement, or upon any other related act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date, including the claims and causes of action asserted in the Texas Litigation and the CCOH Litigation. Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release any obligations of any Entity arising after the Effective Date under the Plan, the Confirmation Order, any Restructuring Transaction, or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan.

This Article VIII.C shall not release any right, Claim, or Cause of Action incurred by the Released Parties in the ordinary course of business that are unrelated to the Debtors, the Debtors’ Chapter 11 Cases, and the Debtors’ in-and out-of-court restructuring efforts.

Entry of the Confirmation Order shall constitute the Bankruptcy Court’sapproval, pursuant to Bankruptcy Rule 9019, of the releases described in thisArticle VIII.C, which includes by reference each of the related provisions and definitions contained in this Plan, and further, shall constitute the Bankruptcy Court’s finding that each release described in this Article VIII.C is: (1) in exchange for the good and valuable consideration provided by the Released Parties; (2) a good-faith settlement and compromise of such Causes of Action; (3) in the best interests of the Debtors and all Holders of Claims and Interests; (4) fair, equitable, and reasonable; (5) given and made after due notice and opportunity for hearing; (6) a sound exercise of the Debtors’ business judgment; and (7) a bar to any of the Releasing Parties or the Debtors or Reorganized Debtors or their respective Estates asserting any Cause of Action related thereto, of any kind, against any of the Released Parties or their property.

c.

Exculpation. Notwithstanding anything herein to the contrary, and upon entry of the Confirmation Order, no Exculpated Party shall have or incur, and each Exculpated Party is released and exculpated from, any liability to any holder of a Cause of Action, Claim, or Interest for any act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, filing, or consummation of the Restructuring Support Agreement, the Disclosure Statement, the DIP Credit Agreement Documents, the ABL Credit Agreement Documents, the Plan, or any Restructuring Transaction, contract, instrument, release, or other agreement or document created or entered into in connection with the Restructuring Support Agreement, the Disclosure Statement, the DIP Credit Agreement Documents, the ABL Credit Agreement Documents, the Plan, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including providing any legal opinion requested by any Entity regarding any transaction, contract, instrument, document, or other agreement contemplated by the Plan or the reliance by any Exculpated Party on the Plan or the Confirmation Order in lieu of such legal opinion, the issuance or distribution of securities pursuant to the Plan or the distribution of property under the Plan or any other agreement (whether or not such issuance or distribution occurs following the Effective Date), negotiations regarding or concerning any of the foregoing, or the administration of the Plan or property to be distributed hereunder, except for Causes of Action related to any act or omission that is determined by Final Order to have constituted actual fraud, willful misconduct, or gross negligence, but in all respects such Entities shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to the Plan. The Exculpated Parties have, and upon Consummation of the Plan shall be deemed to have, participated in good faith and in compliance with the applicable laws with regard to the solicitation of votes and distribution of consideration pursuant to the Plan and, therefore, are not, and on account of such distributions shall not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or such distributions made pursuant to the Plan.

d.

Injunction. Except as otherwise expressly provided in the Plan, the Confirmation Order, or for obligations issued or required to be paid pursuant to the Plan or the Confirmation Order, all Entities who have held, hold, or may hold Claims, Interests, or Causes of Action that have been released, discharged, or are subject to exculpation are permanently enjoined and precluded, from and after the Effective Date, from taking any of the following actions against, as applicable, the Debtors, the Reorganized Debtors, the Exculpated Parties, or the Released Parties: (1) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claims, Interests, or Causes of Action; (2) enforcing, attaching, collecting, or recovering by any manner or means any judgment, award, decree, or order against such Entities on account of or in connection with or with respect to any such Claims, Interests, or Causes of Action; (3) creating, perfecting, or enforcing any Lien, Claim, or encumbrance of any kind against such Entities or the property or the estates of such Entities on account of or in connection with or with respect to any such Claims, Interests, or Causes of Action; (4) asserting any right of setoff, subrogation, or recoupment of any kind against any obligation due from such Entities or against the property of such Entities on account of or in connection with or with respect to any such Claims, Interests, or Causes of Action, unless such Holder has Filed a motion requesting the right to perform such setoff on or before the Effective Date, and notwithstanding any indication in any Proof of Claim or Proof of Interest or otherwise that such Holder asserts, has, or intends to preserve any right of setoff pursuant to applicable law or otherwise; and (5) commencing or continuing in any manner any action or other proceeding of any kind against such Entities on account of or in connection with or with respect to any such Claims, Interests, or Causes of Action released, settled, or compromised pursuant to the Plan.

Upon entry of the Confirmation Order, all Holders of Claims and Interests and their respective current and former directors, managers, officers, principals, predecessors, successors, employees, agents, and direct and indirect Affiliates shall be enjoined from taking any actions to interfere with the implementation or Consummation of the Plan. Each Holder of an Allowed Claim or Allowed Interest, as applicable, by accepting, or being eligible to accept, distributions under or Reinstatement of such Claim or Interest, as applicable, pursuant to the Plan, shall be deemed to have consented to the injunction provisions set forth in this Article VIII.E.

e.

Release of Liens. Except as otherwise provided in the Plan, the Plan Supplement, the New Debt Documents, the New ABL Credit Agreement Documents, or any contract, instrument, release, or other agreement or document created pursuant to the Plan or the Confirmation Order, on the Effective Date, and concurrently with the applicable distributions made pursuant to the Plan, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates (other than, solely in the event that the Allowed DIP Claims become Converted DIP Claims, the Continuing Liens and the Liens securing the Contingent DIP Obligations) shall be fully released, settled, compromised, and discharged, and all of the right, title, and interest of any holder of such mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Debtors shall automatically revert to the applicable Debtor or Reorganized Debtor, as applicable, and their successors and assigns, in each case, without any further approval or order of the Bankruptcy Court and without any action or Filing being required to be made by the Debtors. Any Holder of such Secured Claim (and the applicable agents for such Holder) shall be authorized and directed to release any collateral or other property of any Debtor (including any cash collateral and possessory collateral) held by such Holder (and the applicable agents for such Holder), and to take such actions as requested by the Debtors or Reorganized Debtors to evidence the release of such Lien, including the execution, delivery, and filing or recording of such documents evidencing such releases. The presentation or filing of the Confirmation Order to or with any local, state, federal, or foreign agency or department shall constitute good and sufficient evidence of, but shall not be required to effect, the termination of such Liens.

158.    Notwithstanding any opt out election or objection to the releases contained in Article VIII of the Plan, the Legacy Notes Trustee and the Consenting Legacy Noteholders are hereby deemed Released Parties and Releasing Parties pursuant to the Legacy Notes Plan Settlement.

159.    The Debtors shall review whether due process notice of the Plan’s release provisions was provided to all Releasing Parties. If, based on this review, the Debtors determine that any Releasing Party did not receive due process notice of the Plan’s release provisions, the Debtors shall provide due process notice of the Plan’s release provisions to those Releasing Parties that the Debtors determined did not receive due process notice, and any such Releasing Parties shall have 30 days from the receipt of such notice to submit an election to opt out of the Plan’s release provisions.

160.    If any Releasing Party believes that it did not receive due process notice of the Plan’s release provisions, such Releasing Party must return to the Bankruptcy Court for a determination regarding the adequacy of notice provided before initiating any Claim or Cause of Action in another court (and any such Releasing Party is hereby enjoined from bringing any Claim or Cause of Action in another court) based on a Claim or Cause of Action that would otherwise be subject to the Plan’s release provisions.

AA.	Post-Confirmation Notices, Professional Compensation, and Bar Dates.

161.    In accordance with Bankruptcy Rules 2002 and 3020(c), no later than seven days after the Effective Date, the Reorganized Debtors must cause notice of Confirmation and occurrence of the Effective Date (the “Notice of Confirmation”) to be served by United States mail, first-class postage prepaid, by hand, or by overnight courier service to all parties served with the Confirmation Hearing Notice. To supplement the notice procedures described in the preceding sentence, no later than fourteen days after the Effective Date, the Reorganized Debtors must cause the Notice of Confirmation, modified for publication, to be published on one occasion in USA Today. Mailing and publication of the Notice of Confirmation in the time and manner set forth in this paragraph will be good, adequate, and sufficient notice under the particular circumstances and in accordance with the requirements of Bankruptcy Rules 2002 and 3020(c). No further notice is necessary.

162.    The Notice of Confirmation will have the effect of an order of the Bankruptcy Court, will constitute sufficient notice of the entry of this Confirmation Order to filing and recording officers, and will be a recordable instrument notwithstanding any contrary provision of applicable nonbankruptcy law.

163.    Professionals or other Entities asserting a Professional Fee Claim for services rendered before the Confirmation Date must file an application for final allowance of such

Professional Fee Claim no later than sixty days after the Effective Date. The Reorganized Debtors shall pay Professional Fee Claims in Cash in the amount this Bankruptcy Court allows, including from the Professional Fee Escrow Account, which the Debtors will establish in trust for the Professionals and fund with Cash equal to the Professional Fee Escrow Amount on the Effective Date and otherwise in accordance with the Plan.

164.    Except as otherwise provided in the Plan, requests for payment of Administrative Claims, other than Administrative Claims arising under section 503(b)(9) of the Bankruptcy Code, which were required to be filed by the Bar Date, must be filed no later than the Administrative Claims Bar Date. Holders of Administrative Claims that are required to file and serve a request for such payment of such Administrative Claims that do not file and serve such a request by the Administrative Claims Bar Date shall be forever barred, estopped, and enjoined from asserting such Administrative Claims against the Debtors, the Reorganized Debtors or their property, and such Administrative Claims shall be deemed discharged as of the Effective Date without the need for any objection from the Reorganized Debtors or any action by the Bankruptcy Court.

BB.	Reports.

165.    After the Effective Date, the Reorganized Debtors shall have no obligation to file with the Bankruptcy Court or serve on any parties reports that the Debtors were obligated to file under the Bankruptcy Code or a Bankruptcy Court order, including monthly operating reports (even for those periods for which a monthly operating report was not filed prior to the Effective Date); provided, however, that the Reorganized Debtors will comply with the U.S. Trustee’s quarterly reporting requirements. Through the Effective Date, the Debtors will file such reports as are required under the Bankruptcy Local Rules.

CC.	DIP Claims.

166.    As of the Effective Date, all Holders of Allowed DIP Claims shall (a) to the extent clause (b) below does not apply, receive payment in full in Cash of their Allowed DIP Claims from the Debtors, at which time all Liens and security interests granted to secure such obligations shall be automatically terminated and of no further force and effect without any further notice to or action, order, or approval of the Bankruptcy Court or any other Entity or (b) solely in the event that the conditions precedent set forth on Annex I of the New ABL Credit Agreement Term Sheet shall have been satisfied prior to or contemporaneously with the Effective Date or validly waived, have their Allowed DIP Claims converted into New ABL Indebtedness on a dollar-for-dollar basis in accordance with the Plan, the terms of the New ABL Credit Agreement (under clause (i) of the definition set forth in the Plan), the New ABL Credit Agreement Term Sheet and the DIP Credit Agreement (including, without limitation, Section 2.18), and the Holders of such Converted DIP Claims shall upon such conversion become New ABL Credit Agreement Lenders.

167.    Notwithstanding anything to the contrary in the Plan or this Confirmation Order (including, for the avoidance of doubt, Articles VIII.B and VIII.C of the Plan and Section Z of this Confirmation Order), (a) any Contingent DIP Obligations that do not receive the treatment above shall survive the Effective Date, shall not be discharged or released pursuant to the Plan or this Confirmation Order, and, solely in the event that the Allowed DIP Claims become Converted DIP Claims, shall continue to be secured by all liens and security interests granted to secure the obligations arising under the New ABL Credit Agreement; and (b) the DIP Facilities and the DIP Credit Agreement Documents shall continue in full force and effect after the Effective Date with respect to any obligations thereunder governing (i) the Contingent DIP Obligations and (ii) the relationships among the DIP Agent and the DIP Lenders, as applicable, including but not limited to, those provisions relating to the rights of the DIP Agent and the DIP Lenders to expense reimbursement, indemnification and other similar amounts (either from the Debtors or the DIP Lenders), reinstatement obligations pursuant to Section 10.28 of the DIP Credit Agreement, and any provisions that may survive termination or maturity of the DIP Facilities in accordance with the terms thereof. After the Effective Date, the Reorganized Debtors shall continue to reimburse the DIP Agent and the DIP Lenders for any reasonable fees and expenses (including reasonable and documented legal fees and expenses) incurred by the DIP Agent and the DIP Lenders after the Effective Date that survive termination or maturity of the DIP Facilities in accordance with the terms thereof. The Reorganized Debtors shall pay all of the amounts that may become payable to the DIP Agent or any of the DIP Lenders under any of the foregoing provisions in accordance with the terms of the DIP Credit Agreement Documents.

DD.	Taxing Authorities.

168.    Notwithstanding anything to the contrary in the Plan or this Confirmation Order, the Debtors and the Texas Comptroller of Public Accounts (the “Comptroller”) stipulate and agree that the state franchise tax liabilities set forth in the Comptroller’s Claims shall be determined in accordance with the processes and procedures provided by Texas law in the same manner as if these Chapter 11 Cases had not been commenced; provided that the tax penalties included in the Comptroller’s Claims, if Allowed and not otherwise waived by the Comptroller, shall be classified as General Unsecured Claims. Notwithstanding the foregoing, after the amount of the Comptroller’s Claims are fixed by a Final Order of the Texas Comptroller or a Texas state court of competent jurisdiction, or by agreement between the Comptroller and the Debtors or Reorganized Debtors, as applicable, the Comptroller’s Claims against the Debtors for state franchise tax liabilities (other than tax penalties) shall be deemed Allowed and classified and treated as Priority Tax Claims in accordance with Article II.D of the Plan, and the Comptroller’s Claims against the Debtors for tax penalties, if any, shall be deemed Allowed and classified and treated as General Unsecured Claims. For the avoidance of doubt, except as expressly provided herein, neither the Plan nor this Confirmation Order shall affect or impair any rights of the Comptroller with regards to franchise tax liabilities of the Debtors’ non-Debtor Affiliates, and the rights and defenses of the Debtors, their non-Debtor Affiliates, and the Reorganized Debtors (as applicable) under Texas state law and the Bankruptcy Code with respect to the foregoing are fully preserved, except as may otherwise be expressly provided herein.

169.    Notwithstanding anything to the contrary in the Plan or this Confirmation Order: (a) any Administrative Claims of the Comptroller or the Mississippi Department of Revenue (“MDOR”) (including taxes incurred by the Debtors after the Petition Date in accordance with section 503(b)(1)(B)–(D) of the Bankruptcy Code) will be governed by Article II.A of the Plan; (b) pursuant to sections 503(b)(1)(B)–(D) of the Bankruptcy Code, the Comptroller or MDOR are not required to file any Proofs of Claim, request for payment, or other pleading in these Chapter 11 Cases as a condition for allowance or payment of any Administrative Claims of the Comptroller or MDOR; (c) the Allowed Priority Tax Claims of the Comptroller and MDOR shall be governed by Article II.D of the Plan, in accordance with sections 511 and 1129(a)(9)(C) of the Bankruptcy Code; (d) the Comptroller’s and MDOR’s setoff and recoupment rights under section 553 of the Bankruptcy Code and applicable nonbankruptcy law are fully preserved; (e) the rights of the Comptroller and MDOR to pursue any Claims, rights, Causes of Action, or any other remedy against any non-Debtor party are fully preserved, and the Comptroller and MDOR shall not be prevented, precluded, or otherwise enjoined from collecting any such liability from any such non-Debtor party; (f) the Comptroller and MDOR shall be allowed, but not required, to amend any timely filed Proofs of Claim to reflect the completion of tax audits, the filing of unfiled tax returns or any amendment of the Debtors’ or Reorganized Debtors’ previously filed tax returns; and (g)

the failure to make a payment to the Comptroller when due under the Plan shall constitute an event of default (“Event of Default”). If the Reorganized Debtors fail to cure an Event of Default within twenty days after the Comptroller or MDOR sends written notice of default by mail, email, or fax to the Debtors or Reorganized Debtors, as applicable, and their counsel, the Comptroller or MDOR may exercise any and all rights and remedies available under applicable nonbankruptcy law or seek such other relief as may be appropriate from the Bankruptcy Court. The Debtors’ and the Reorganized Debtors’ (as applicable) rights and defenses under applicable nonbankruptcy law and the Bankruptcy Code with respect to the foregoing are fully preserved.

170.    Allowed Secured Tax Claims of Angelina County, Bexar County, Cameron County, Cleveland ISD, Cypress-Fairbanks ISD, Dallas County, City of El Paso, Fort Bend County, Frio Hospital District, Harris County, Hays County, Hidalgo County, Houston Liens, Irving ISD, Jefferson County, Lewisville ISD, City of McAllen, McLennan County, Nueces County, Pearsall ISD , Rockwall CAD, San Marcos CISD, San Patricio County, Smith County, Tarrant County, Tom Green CAD, and Victoria County (collectively, the “Taxing Authorities”) shall be classified in Class 1 and paid in full in Cash (a) within thirty days after the Effective Date or as soon as reasonably practicable thereafter, or (b) when due according to their terms, whichever occurs later. The Allowed Secured Tax Claims of the Taxing Authorities shall include all accrued interest properly charged under applicable nonbankruptcy law through the date of payment of such Allowed Secured Tax Claims. If the Allowed Secured Tax Claims are not paid in full within such applicable time period, the Taxing Authorities shall receive equal quarterly Cash payments commencing as of the Effective Date or as soon as reasonably practicable thereafter and continuing for five years, together with interest at the applicable non-bankruptcy rate.

171.    The tax liens, including statutory liens and privileges, if any, of the Taxing Authorities, to the extent that the Taxing Authorities are entitled to such liens, shall be expressly retained in accordance with applicable nonbankruptcy law with respect to taxes payable under applicable state law to the Taxing Authorities in the ordinary course of business. Notwithstanding any provision in the Plan that provides otherwise, the Taxing Authorities are entitled to amend any timely filed Proofs of Claim to reflect the actual amount of taxes for the 2018 tax year. The Reorganized Debtors shall have 120 days from the Effective Date to object to the Taxing Authorities’ Secured Tax Claims; otherwise, the Taxing Authorities’ Secured Tax Claims shall be deemed Allowed Secured Tax Claims in the amount of their filed Proofs of Claim.

172.    Should the Debtors or Reorganized Debtors, as applicable, fail to make any payments to the Taxing Authorities as required in the Plan, the Taxing Authorities shall provide written notice of such default by mail to the Debtors or Reorganized Debtors, as applicable, and their counsel advising of such default, and providing the Debtors or Reorganized Debtors, as applicable, with a period of thirty days to cure such default. In the event that the default is not cured within thirty days, the Taxing Authorities may, without further order of this Bankruptcy Court or notice to the Debtors or the Reorganized Debtors, as applicable, pursue all of their rights and remedies available to them under applicable nonbankruptcy law. The Debtors’ and the Reorganized Debtors’ (as applicable) rights and defenses under applicable nonbankruptcy law and the Bankruptcy Code with respect to the foregoing are fully preserved.

173.    The Debtors shall pay all obligations owing to the Travis County Tax Assessor-Collector (“Travis County”) in the ordinary course of business. Travis County and the Debtors and Reorganized Debtors (as applicable) retain all rights under applicable nonbankruptcy law in connection therewith.

EE.	Surety Contracts and Bonds.

174.    Notwithstanding anything to the contrary in the Plan or this Confirmation Order, nothing herein shall be deemed to alter, amend, modify, impair or impact Aspen American Insurance Company’s (“Aspen”) rights, Claims or defenses, at law or in equity, as against CCOH or any of its subsidiaries (collectively, the “Non-Debtor CCOH Parties”), with respect to any claim that Aspen has or may have against the Non-Debtor Parties, irrespective of whether any such claim shall arise prior to Confirmation or at any time thereafter. For the avoidance of doubt, Aspen shall not be deemed a Releasing Party as defined in or construed under the Plan or this Confirmation Order.

175.    Notwithstanding anything to the contrary in the Disclosure Statement, the Disclosure Statement Supplement, the Plan, the Plan Supplement, this Confirmation Order, any cure notice, any other document related to any of the foregoing, or any other order of the Bankruptcy Court (including, without limitation, any other provision that purports to be preemptory or supervening, grants an injunction or release, confers Bankruptcy Court jurisdiction, or requires a party to object to or opt out of any releases): (a) on the Effective Date, (i) the Debtors shall be deemed to have assumed all surety bonds issued for the Debtors or their Affiliates by the Argo Group, Berkley Surety and/or each of their Affiliates and successors (collectively, the “Sureties”) and any agreements, documents, or instruments relating thereto (collectively, the “Surety Agreements”) in their entirety, pursuant to sections 105 and 365 of the Bankruptcy Code; and (ii) such Surety Agreements shall vest in the Reorganized Debtors; (b) all Surety Agreements (including any and all letters of credit and other collateral and security provided in relation thereto) and all debts, obligations, and liabilities of the Debtors or their Affiliates (and, after the Effective Date, of the Reorganized Debtors) thereunder, whether arising before or after the Effective Date, shall survive and shall not be amended, modified, cancelled, waived, released, discharged or impaired in any respect; (c) nothing shall alter, modify, amend, affect, impair or prejudice the legal, equitable or contractual rights, obligations, and defenses of the Sureties, the Debtors or their Affiliates (or, after the Effective Date, the Reorganized Debtors), or any other individual or entity, as applicable, under any Surety Agreement (including, but not limited to, (i) any agreement to arbitrate disputes; (ii) any provisions regarding the provision, maintenance, use, nature, and priority of collateral/security; and (iii) any provisions regarding indemnity, premium or other obligation of the Debtors or their Affiliates to pay or reimburse the Sureties therefor); any such rights and obligations shall be determined under the Surety Agreements and applicable nonbankruptcy law as if the Chapter 11 Cases had not occurred; (d) nothing alters or modifies the duty, if any, that the Sureties have to pay claims covered by the surety bonds and the Sureties’ right to seek payment or reimbursement from the Debtors or their Affiliates (or after the Effective Date, the Reorganized Debtors) or draw on any collateral or security therefor; (e) the claims of the Sureties arising after the Petition Date (whether before or after the Effective Date) under the Surety Agreements (i) shall be paid in full in the ordinary course of business by the Debtors (or after the Effective Date, the Reorganized Debtors), regardless of when such amounts are or shall become liquidated or due and (ii) shall not be discharged or released by the Plan or this Confirmation Order or any other order of the Bankruptcy Court; and (f) the automatic stay of section 362(a) of the Bankruptcy Code and the injunctions set forth in Article VIII.E of the Plan, if and to the extent applicable, shall be deemed lifted without further order of this Bankruptcy Court, solely to permit: (i) claimants with valid bond claims against the Sureties under applicable nonbankruptcy law to proceed with their claims; (ii) the Sureties to administer, handle, defend, settle, and/or pay, in the ordinary course of business and without further order of this Bankruptcy Court, surety bond claims and all costs in relation to the foregoing; and to request, obtain and enforce the obligations of the

Debtors or their Affiliates (or the Reorganized Debtors, as applicable) under the Surety Agreements; (iii) the Sureties to draw against any or all of the collateral or security provided by or on behalf of the Debtors or their Affiliates (or the Reorganized Debtors, as applicable) at any time and to hold the proceeds thereof as security for the obligations of the Debtors or their Affiliates (or the Reorganized Debtors, as applicable) and/or apply such proceeds to the obligations of the Debtors or their Affiliates (or the Reorganized Debtors, as applicable) under the applicable Surety Agreements, in such order as the Sureties may determine; and (iv) the Sureties to cancel any surety bonds, and take other actions relating thereto, to the extent permissible under applicable nonbankruptcy law, and in accordance with the terms of the Surety Agreements. Entry of this Confirmation Order shall constitute the Bankruptcy Court’s approval of the foregoing.

FF.	Liabilities to the United States.

176.    Nothing in the Plan or this Confirmation Order releases, discharges, enjoins, impairs, or otherwise precludes: (a) any liability to the United States that is not a Claim; (b) any Claim of the United States arising on or after the Effective Date; (c) any rights of setoff or recoupment of the United States against any of the Debtors, Reorganized Debtors or any other Entity; or (d) any liability to the United States on the part of any Entity other than the Debtors or Reorganized Debtors. The United States opts out of the releases in the Plan and is not a Releasing Party.

GG.	Federal Communications Commission Issues.

177.    For the avoidance of doubt, nothing in the Plan or this Confirmation Order relieves any Debtor, Reorganized Debtor, or non-Debtor from their obligations to comply with any applicable provision of the Communications Act, and the rules, regulations, and orders promulgated thereunder by the FCC. No Debtor, Reorganized Debtor, or non-Debtor shall transfer or assign a federal license, permit, or authorization issued by the FCC prior to the issuance of FCC regulatory approval for transfer or assignment of such license, permit, or authorization pursuant to applicable FCC regulations.

HH.	Audit Rights.

178.    Notwithstanding anything contained in the Plan or this Confirmation Order, any Claims and/or Administrative Claims asserted by or against the Debtors with respect to public performance right license fees paid to Broadcast Music, Inc. (“BMI”) pursuant to (a) the BMI Radio Station Blanket/Per Program License Agreement dated September 28, 2012, between BMI and Clear Channel Communications, Inc. (the “License Agreement”), (b) the Group Owner Rider to that License Agreement (the “Group Owner Rider”), as each were extended by order of the United States District Court for the Southern District of New York, Case No. 17 Civ. 4 (LLS) (S.D.N.Y. 2017), and (c) the Interim Fee Agreement between BMI and iHeartMedia, Inc. dated February 14, 2018 (the “Digital Fee Agreement,” and with the License Agreement and the Group Owner Rider, the “BMI License Agreements”), for the period beginning January 1, 2017 forward, which fees are subject to retroactive adjustment in accordance with a final order or settlement of the current litigation pending before Judge Louis L. Stanton in the United States District Court for the Southern District of New York, captioned Radio Music License Committee, Inc. v. Broadcast Music, Inc., Case No. 18 Civ. 4420 (LLS) (S.D.N.Y. 2018), shall not be discharged, impaired, or affected in any way by the releases or discharge provisions set forth in the Plan or this Confirmation Order, and all such Claims are expressly preserved. Such Claims, when liquidated, shall be paid as Cure Claims on or after the Effective Date, and on the Effective Date the BMI License Agreements shall re-vest in and be fully enforceable by the Debtors and BMI pursuant to Article V.A of the Plan and Exhibit D of the Plan Supplement.

179.    SoundExchange Inc. (“SoundExchange”) shall hold an Allowed Cure Claim for amounts due and owing as of December 11, 2018 in the amount of $593,683.80

(the “Cure Payment”). The Debtors or Reorganized Debtors, as applicable, shall pay the Cure Payment to SoundExchange within thirty days of the Effective Date of the Plan or such other time as agreed to by SoundExchange and the Debtors or the Reorganized Debtors. The Debtors or Reorganized Debtors, as applicable, shall pay all amounts due and owing SoundExchange after December 11, 2018 in the ordinary course of business and pursuant to 37 C.F.R. §§ 380.2 and 380.10. Upon clearance of the Cure Payment, claim numbers 2675, 2677- 2679, 2681, 2682, 2684, 2686, 2694, 2697- 2699, 2701, 2704—2707, 2726, 2740, 2742, 2744—2746, 2748—2757, 2802, 2804, 2807, 2809, 2929 and 2831 shall be deemed withdrawn by SoundExchange; provided, however, that (a) nothing in the Plan or this Confirmation Order shall affect, modify, diminish, enhance, or impair the auditing payments and distribution rights, defenses, and obligations of SoundExchange, the Debtors, the Reorganized Debtors, or any third party as set forth in 74 Fed. Reg. 9293, 9301 (Mar. 3, 2009), 37 C.F.R. § 380.15 (2015), and 37 C.F.R § 380.6 (2017) with respect to audits (the “Audit Claims”) of calendar years 2011 to 2013 and for the period beginning on or after January 1, 2015 (the “Audit Years”) and (b) the Audit Claims for audits of the Audit Years shall not be discharged, impaired, or affected in any way by the releases or discharge provisions set forth in the Plan or this Confirmation Order, and all such Audit Claims are expressly preserved.

180.    Notwithstanding anything in the Plan or this Confirmation Order to the contrary, nothing in the Plan or this Confirmation Order will function to, or be deemed to, relinquish, waive, release, extinguish, discharge, affect, or otherwise impair Sony Music Entertainment’s (“SME”) rights under the Framework Digital Distribution Agreement, effective as of September 19, 2016, as amended, by and between SME and iHeartCommunications, Inc., including but not limited to SME’s right to audit as set forth in such agreement, and its right to assert any Claim for any underpayments or shortfalls identified in any such audit.

II.	Assumption of the SAG-AFTRA Collective Bargaining Agreements.

181.    The Debtors agree that, pursuant to the assumption of all of their obligations under the collective bargaining agreements with SAG-AFTRA (the “Collective Bargaining Agreements”), the Debtors or the Reorganized Debtors, as applicable, shall pay in the ordinary course all obligations arising under the Collective Bargaining Agreements, whether such obligations accrued or arose prior to the Effective Date, which shall include processing and paying any arbitral awards entered in any grievance filed prior to the Effective Date, and that SAG-AFTRA is not required to take any further action in relation to the bankruptcy or Bankruptcy Court in regard to SAG-AFTRA’s Cure Claim.

JJ.	Assumption of Denver Broncos Agreements

182.    Notwithstanding any rights granted to the Debtors under the Plan, the Debtors agree to waive any and all rights to reject any contractual agreements between the Debtors and PDB Sports, LTD (D/B/A Denver Broncos Football Club) (the “Broncos”) following the Effective Date. Furthermore, and subject to the occurrence of the Effective Date, the Debtors agree to assume all contractual agreements between the Debtors and the Broncos and to cure any outstanding defaults to the extent required under section 365 of the Bankruptcy Code.

KK.	Cancellation of Notes, Instruments, Certificates, and Other Documents.

183.    Except to the extent provided in this Confirmation Order, the Plan Documents, or the Plan, including in Article IV.Q thereof, all notes, bonds, indentures, Certificates, Securities, shares, purchase rights, options, warrants, collateral agreements, subordination agreements, intercreditor agreements, or other instruments or documents directly or indirectly evidencing, creating, or relating to any indebtedness or obligations of, or ownership interest in, the Debtors giving rise to any rights or obligations relating to Claims against or Interests in the Debtors (except with respect to any Claim or Interest that is Reinstated pursuant to the Plan) shall be deemed cancelled, discharged, surrendered, and of no force and effect, without any need for a Holder to take further action with respect thereto, on the Effective Date without further act or action under any applicable agreement, law, regulation, order, or rule and any and all obligations or liabilities of the Debtors under such documents, agreements, or instruments evidencing such Claims and Interests shall be discharged.

LL.	Return of Deposits.

184.    All utilities, including any Person who received a deposit or other form of “adequate assurance” of performance pursuant to section 366 of the Bankruptcy Code during the Chapter 11 Cases (collectively, the “Deposits”), whether pursuant to the Order (I) Approving the Debtors’ Proposed Adequate Assurance of Payment for Future Utility Services, (II) Prohibiting Utility Providers from Altering, Refusing, or Discontinuing Services, (III) Approving the Debtors’ Proposed Procedures for Resolving Additional Assurance Requests, and (IV) Granting Related Relief [Docket No. 111] or otherwise, including, electricity, natural gas, water and sewage, telecommunications, internet, cable, and other similar services, are directed to return such Deposits to the Reorganized Debtors, either by setoff against postpetition indebtedness or by Cash refund, within thirty days following the Effective Date, and as of the Effective Date, such Persons are not entitled to make requests for or receive additional Deposits.

MM.	Effect of Confirmation Order on Other Orders.

185.    Unless expressly provided for herein, nothing in the Plan or this Confirmation Order shall affect any orders entered in the Chapter 11 Cases pursuant to section 365 of the Bankruptcy Code or Bankruptcy Rule 9019.

NN.	Inconsistency.

186.    In the event of any inconsistency between the Plan (including the Plan Supplement) and this Confirmation Order, this Confirmation Order shall govern. To the extent any provision of any final Plan Supplement document may conflict or is inconsistent with any provision in the Plan, the terms of the final Plan Supplement document shall govern and be binding and exclusive.

OO.	Injunctions and Automatic Stay.

187.    Unless otherwise provided in the Plan or in this Confirmation Order, all injunctions or stays in effect in the Chapter 11 Cases pursuant to sections 105 or 362 of the Bankruptcy Code or any order of the Bankruptcy Court, and extant on this Confirmation Date (excluding any injunctions or stays contained in the Plan or this Confirmation Order) shall remain in full force and effect through and including the Effective Date. All injunctions or stays contained in the Plan or this Confirmation Order shall remain in full force and effect in accordance with their terms.

PP.	Authorization to Consummate.

188.    The Debtors are authorized to consummate the Plan and the Restructuring Transactions at any time after the entry of this Confirmation Order subject to satisfaction or waiver (by the required parties) of the conditions precedent to Consummation set forth in Article IX of the Plan.

QQ.	Substantial Consummation.

189.    On the Effective Date, the Plan shall be deemed to be substantially consummated under sections 1101 and 1127(b) of the Bankruptcy Code.

RR.	No Waiver.

190.    The failure to specifically include any particular Plan Document or provision of the Plan or Plan Document in this Confirmation Order will not diminish the effectiveness of such document or provision nor constitute a waiver thereof, it being the intent of this Bankruptcy Court that the Plan is confirmed in its entirety, the Plan Documents are approved in their entirety, and all are incorporated herein by this reference.

SS.	Severability.

191.    Each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is (a) valid and enforceable pursuant to its terms; (b) integral to the Plan and may not be deleted or modified without the consent of the parties thereto in accordance with the terms set forth in the Plan; and (c) non-severable and mutually dependent.

TT.	Effect of Non-Occurrence of Conditions to Consummation.

192.    If the Effective Date does not occur, then the Plan will be null and void in all respects and nothing contained in the Plan, this Confirmation Order, the Disclosure Statement, or the Disclosure Statement Supplement shall: (a) constitute a waiver or release of any Claims, Interests, or Causes of Action held by any Debtor or any other Entity; (b) prejudice in any manner the rights of any Debtor or any other Entity; or (c) constitute an admission, acknowledgment, offer, or undertaking of any sort by any Debtor or any other Entity in any respect.

UU.	Debtors’ Actions Post-Confirmation Through the Effective Date.

193.    During the period from entry of this Confirmation Order through and until the Effective Date, each of the Debtors shall continue to operate their business as a debtor in possession, subject to the oversight of the Bankruptcy Court as provided under the Bankruptcy Code, the Bankruptcy Rules, and this Confirmation Order and any order of the Bankruptcy Court that is in full force and effect.

VV.	Dissolution of the Committee.

194.    On the Effective Date, any statutory committee appointed in the Chapter 11 Cases, including the Committee, shall dissolve, and members thereof shall be released from all rights and duties from or related to the Chapter 11 Cases, provided, however, that the Committee will stay in existence solely for the limited purpose of (a) filing and prosecuting final fee applications, and (b) participating in any adversary proceeding commenced after the date of this Plan in which the Committee is named as a defendant, including any appeals thereof. The Reorganized Debtors shall not be responsible for paying any fees or expenses incurred by the members of or advisors to any statutory committees after the Effective Date, except for the fees and expenses incurred by the Committee’s Professionals in connection with the matters identified in clauses (a) and (b) of the foregoing sentence.

WW.	Conditions to Effective Date.

195.    The Plan shall not become effective unless and until the conditions set forth in Article IX.A of the Plan have been satisfied or waived pursuant to Article IX.B of the Plan.

XX.	Post-Confirmation Modification of the Plan.

196.    The Debtors are hereby authorized to amend or modify the Plan at any time prior to the substantial consummation of the Plan, but only in accordance with section 1127 of the Bankruptcy Code, without further order of this Bankruptcy Court.

YY.	Final Order.

197.    This Confirmation Order is a Final Order and the period in which an appeal must be filed will commence upon entry of this Confirmation Order.

Dated: January 22, 2019	/s/ Marvin Isgur
Houston, Texas	MARVIN ISGUR
UNITED STATES BANKRUPTCY JUDGE

Exhibit 1

Plan of Reorganization

[Filed at Docket No. 2521]

Exhibit 2

Confirmation and Effective Date Notice

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE SOUTHERN DISTRICT OF TEXAS

HOUSTON DIVISION

§
In re:	§	Chapter 11
§
IHEARTMEDIA, INC., et al.,[1]	§	Case No. 18-31274 (MI)
§
Debtors.	§	(Jointly Administered)
§

NOTICE OF (I) ENTRY OF ORDER CONFIRMING THE

FIFTH AMENDED JOINT CHAPTER 11 PLAN OF REORGANIZATION OF

IHEARTMEDIA, INC. AND ITS DEBTOR AFFILIATES PURSUANT TO CHAPTER 11

OF THE BANKRUPTCY CODE AND (II) OCCURRENCE OF THE EFFECTIVE DATE

TO ALL CREDITORS, INTEREST HOLDERS, AND OTHER PARTIES IN INTEREST:

PLEASE TAKE NOTICE that an order [Docket No.             ] (the “Confirmation Order”) confirming the Modified Fifth Amended Joint Chapter 11 Plan of Reorganization of iHeartMedia, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code (as may be modified, the “Plan”), was entered by the Honorable Marvin Isgur, United States Bankruptcy Judge, and docketed by the Clerk of the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”) on [            ], 2019. Unless otherwise defined in this notice, capitalized terms used in this notice shall have the meanings ascribed to them in the Plan and the Confirmation Order, as applicable.

PLEASE TAKE FURTHER NOTICE that copies of the Confirmation Order, the Plan, and the related documents, are available free of charge at https://cases.primeclerk.com/iheartmedia or by calling 877-756-7779 (toll-free in North America) or 347-505-7142 (outside North America). You may also obtain copies of any pleadings by visiting the Bankruptcy Court’s website at https://ecf.txsb.uscourts.gov. To access the Bankruptcy Court’s website, you will need a PACER password and login, which can be obtained at http://www.pacer.psc.uscourts.gov.

PLEASE TAKE FURTHER NOTICE that the Effective Date occurred on [            ], 2019.

PLEASE TAKE FURTHER NOTICE that, unless otherwise provided by the Plan, the Confirmation Order, any other applicable order of the Bankruptcy Court, or agreed to by the Holder of an Allowed Administrative Claim and the Debtors, all requests for payment of

[1]

Due to the large number of Debtors in these chapter 11 cases, for which joint administration has been granted, a complete list of the Debtors and the last four digits of their tax identification, registration, or like numbers is not provided herein. A complete list of such information may be obtained on the website of the Debtors’ claims, noticing, and solicitation agent at https://cases.primeclerk.com/iheartmedia. The location of Debtor iHeartMedia, Inc.’s principal place of business and the Debtors’ service address is: 20880 Stone Oak Parkway, San Antonio, Texas 78258.

Administrative Claims, other than Administrative Claims arising under section 503(b)(9) of the Bankruptcy Code, which were required to be filed by the Claims Bar Date, must be filed and served on the Debtors no later than [            ], 2019 (the “Administrative Claims Bar Date”). Holders of Administrative Claims that are required to file and serve a request for payment of such Administrative Claims that do not file and serve such a request by the Administrative Claims Bar Date shall be forever barred, estopped, and enjoined from asserting such Administrative Claims against the Debtors, or their property and such Administrative Claims shall be deemed discharged as of the Effective Date.

PLEASE TAKE FURTHER NOTICE that, unless otherwise provided by an order of the Bankruptcy Court, any Proofs of Claim based upon the rejection of the Debtors’ Executory Contracts or Unexpired Leases pursuant to the Plan or otherwise, must be filed with the Claims, Noticing, and Solicitation Agent within thirty days of the later of (1) the date of entry of the Confirmation Order, or (2) any other order of the Bankruptcy Court approving such rejection.

[Remainder of page intentionally left blank]

2

PLEASE TAKE FURTHER NOTICE that the Plan and its provisions are binding on the Debtors, the Reorganized Debtors, any Holder of a Claim against, or Interest in, the Debtors and such Holder’s respective successors and assigns, whether or not the Claim or Interest of such Holder is Impaired under the Plan and whether or not such Holder or Entity voted to accept the Plan.

Houston, Texas
[ ], 2019

Patricia B. Tomasco (TX Bar No. 01797600)	James H.M. Sprayregen, P.C.
Elizabeth Freeman (TX Bar No. 24009222)	Anup Sathy, P.C. (admitted pro hac vice)
Matthew D. Cavenaugh (TX Bar No. 24062656)	Brian D. Wolfe (admitted pro hac vice)
JACKSON WALKER L.L.P.	William A. Guerrieri (admitted pro hac vice)
1401 McKinney Street, Suite 1900	Benjamin M. Rhode (admitted pro hac vice)
Houston, Texas 77010	KIRKLAND & ELLIS LLP
Telephone: (713) 752-4200	KIRKLAND & ELLIS INTERNATIONAL LLP
Facsimile: (713) 752-4221	300 North LaSalle Street
Email: ptomasco@jw.com	Chicago, Illinois 60654
efreeman@jw.com	Telephone: (312) 862-2000
mcavenaugh@jw.com	Facsimile: (312) 862-2200
Email: james.sprayregen@kirkland.com
anup.sathy@kirkland.com
Co-Counsel to the Debtors	brian.wolfe@kirkland.com
and Debtors in Possession	will.guerrieri@kirkland.com
benjamin.rhode@kirkland.com

-and-

Christopher Marcus, P.C. (admitted pro hac vice)
KIRKLAND & ELLIS LLP
KIRKLAND & ELLIS INTERNATIONAL LLP
601 Lexington Avenue
New York, New York 10022
Telephone: (212) 446-4800
Facsimile: (212) 446-4900
Email: christopher.marcus@kirkland.com

Co-Counsel to the Debtors
and Debtors in Possession